Exhibit 10.1

CREDIT AND SECURITY AGREEMENT

by and between

ROCKPILE ENERGY SERVICES, LLC,

as Borrower,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Lender

Dated as of February 25, 2013

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	7.1	Indebtedness	17
	7.2	Liens	17
	7.3	Restrictions on Fundamental Changes	17
	7.4	Disposal of Assets	17
	7.5	Change Name	17
	7.6	Nature of Business	17
	7.7	Prepayments and Amendments	18
	7.8	Change of Control	18
	7.9	Restricted Junior Payments	18
	7.10	Accounting Methods	18
	7.11	Investments; Controlled Investments	18
	7.12	Transactions with Affiliates	18
	7.13	Use of Proceeds	19
	7.14	Limitation on Issuance of Stock	19
	7.15	Inventory and Equipment with Bailees	19

8.	FINANCIAL COVENANTS		19

9.	EVENTS OF DEFAULT		19

10.	RIGHTS AND REMEDIES		21

	10.1	Rights and Remedies	21
	10.2	Additional Rights and Remedies	22
	10.3	Lender Appointed Attorney in Fact	23
	10.4	Remedies Cumulative	23
	10.5	Crediting of Payments and Proceeds	24
	10.6	Marshaling	24
	10.7	License	24

11.	WAIVERS; INDEMNIFICATION		24

	11.1	Demand; Protest; etc.	24
	11.2	The Lender’s Liability for Collateral	25
	11.3	Indemnification	25

12.	NOTICES		25

13.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER		26

14.	ASSIGNMENTS; SUCCESSORS		27

15.	AMENDMENTS; WAIVERS		27

16.	TAXES		27

17.	GENERAL PROVISIONS		29

	17.1	Effectiveness	29
	17.2	Section Headings	29
	17.3	Interpretation	29
	17.4	Severability of Provisions	29
	17.5	Debtor-Creditor Relationship	29
	17.6	Counterparts; Electronic Execution	29
	17.7	Revival and Reinstatement of Obligations	29
	17.8	Confidentiality	29
	17.9	Lender Expenses	30
	17.10	Setoff	30
	17.11	Survival	30
	17.12	Patriot Act	30
	17.13	Integration	30
	17.14	Bank Product Providers	31

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EXHIBITS AND SCHEDULES

Schedule 1.1	Definitions
Schedule 2.12	Fees
Schedule 6.1	Financial Statement, Reports, Certificates
Schedule 6.2	Collateral Reporting

Exhibit A	Form of Compliance Certificate
Exhibit B	Conditions Precedent
Exhibit C	Conditions Subsequent
Exhibit D	Representations and Warranties
Exhibit E	Information Certificate
Schedule A-1	Collection Account
Schedule A-2	Authorized Person
Schedule D-1	Designated Account
Schedule P-1	Permitted Investments
Schedule P-2	Permitted Liens
Schedule R-1	Real Property Collateral

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CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT (this “Agreement”), is entered into as of February 25, 2013, by and between WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), and ROCKPILE ENERGY SERVICES, LLC, a Delaware limited liability company (“Borrower”).

The parties agree as follows:

1.             DEFINITIONS AND CONSTRUCTION.

1.1          Definitions, Code Terms, Accounting Terms and Construction.  Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.  Additionally, matters of (i) interpretation of terms defined in the Code, (ii) interpretation of accounting terms and (iii) construction are set forth in Schedule 1.1.

2.             LOANS AND TERMS OF PAYMENT.

2.1          Revolving Loan Advances.

(a)           Subject to the terms and conditions of this Agreement and during the term of this Agreement, Lender agrees to make revolving loans (“Advances”) to Borrower in an amount at any one time outstanding not to exceed the lesser of:

(i)            the Maximum Revolver Amount less the Letter of Credit Usage at such time, and

(ii)           the Borrowing Base at such time less the Letter of Credit Usage at such time.

(b)           Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.  The outstanding principal amount of the Advances, together with interest accrued and unpaid thereon, shall be due and payable on the Termination Date.  Lender has no obligation to make an Advance at any time following the occurrence and during the continuance of a Default or an Event of Default.

2.2          Term Loans.

(a)           Equipment Term Loan.  Subject to the terms and conditions of this Agreement, on the Closing Date Lender agrees to make a term loan (the “Equipment Term Loan”) to Borrower in an amount equal to the Equipment Term Loan Amount.  The principal of the Equipment Term Loan shall be repaid in consecutive monthly installments of $350,000.00 each, commencing September 2, 2013, and continuing on the first day of each month thereafter. The outstanding unpaid principal balance and all accrued and unpaid interest on the Equipment Term Loan shall be due and payable on the Termination Date. Any principal amount of the Equipment Term Loan that is repaid or prepaid may not be reborrowed.

(b)           Discretionary CapEx Term Loans.

(i)            Subject to and upon the terms and conditions contained herein, at any time and from time to time during the period from the Closing Date through the earlier of (A) the Termination Date and (B) the first anniversary of the Closing Date (such period, the “CapEx Term Loan Advance Period”), at the request of Borrower Lender may (but shall have no obligation to, whether or not the conditions herein are satisfied) make up to two CapEx Term Loans to Borrower in an aggregate principal amount not to exceed the lesser of the (I) CapEx Term Loan Limit and (II) sixty percent (60%) of the Hard Costs of the Eligible Additional Equipment of Borrower.  Each CapEx Term Loan shall be in an amount of not less than $500,000.

(ii)           The CapEx Term Loans to Borrower shall be (A) repaid, together with interest and other amounts payable thereunder, in accordance with the provisions of this Agreement and the other Loan Documents, and (B) secured by all of the Collateral.

(iii)          In addition to the other conditions precedent to any Advance or loan set forth in this Agreement, and without limiting Lender’s right to refuse to make any CapEx Term Loan, whether or not the conditions herein are satisfied, the provision of each CapEx Term Loan shall be subject to the satisfaction of each of the following additional conditions precedent, each as determined by Lender:

(A)          Lender shall have received from Borrower not less than 5 Business Days’ and not more than 20 Business Days’ prior written notice of the proposed CapEx Term Loan (such notice being a “CapEx Term Loan Request”), which notice shall specify and include the following: (I) the proposed date and amount of such CapEx Term Loan, (II) a list and description of the Eligible Additional Equipment (by model, make, manufacturer, serial number and/or such other identifying information as may be reasonably requested by Lender), (III) Borrower’s election with respect to principal repayment under Section 2.2(b)(iv), (IV) the Hard Costs and total purchase price for such Eligible Additional Equipment and the terms of payment of such purchase price, and (V) such other information and documents as Lender may from time to time reasonably request with respect thereto; and

(B)          to the extent to be used to refinance or pay invoices for Eligible Additional Equipment, the proceeds of such CapEx Term Loan shall only be used to refinance or pay invoices related to such Eligible Additional Equipment that have been outstanding for not more than six months since original invoice date.

(iv)          At the time of submission of a CapEx Term Loan Request to Lender, Borrower shall make an election to repay the principal amount of such CapEx Term Loan either (I) commencing on the first day of the sixth month after the date of the making of such CapEx Term Loan, in equal, consecutive monthly installments of principal (other than the last installment, due and payable on the Termination Date, which shall be in an amount equal to the entire unpaid balance of the CapEx Term Loan), each in an amount equal to (A) the original principal amount of such CapEx Term Loan divided by (B) 30, or (II) commencing on the first day of the first month after the date of the making of such CapEx Term Loan, in equal, consecutive monthly installments of principal (other than the last installment, due and payable on the Termination Date, which shall be in an amount equal to the entire unpaid balance of such CapEx Term Loan), each in an amount equal to (A) the original principal amount of such CapEx Term Loan divided by (B) 36; in each case together with interest and other amounts as provided herein with respect to such CapEx Term Loan and provided, however, that the entire unpaid principal balance of all CapEx Term Loans and all accrued and unpaid interest thereon shall be due and payable on the Termination Date.

2.3          Borrowing Procedures.

(a)           Procedure for Borrowing.  Provided Lender has not separately agreed that Borrower may use the Loan Management Service, each Advance will be made by a written request by an Authorized Person delivered to Lender.  Such written request must be received by Lender no later than 12 p.m. (Central time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Lender’s election, in lieu of delivering the above-described written request, any Authorized Person may give Lender telephonic notice of such request by the required time. Lender is authorized to make the Advances, and to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person.

(b)           Making of Loans.  Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Lender shall make the proceeds thereof available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such amount to the Designated Account; provided, however, that, Lender shall not have the obligation to make any Advance if (1) one (1) or more of the applicable conditions precedent set forth in Section 4 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived by Lender, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

(c)           Loan Management Service.  If Lender has separately agreed that Borrower may use the Loan Management Service, Borrower shall not request and Lender shall no longer be obligated to honor a request for an Advance made in accordance with Section 2.3(a) and all Advances will instead be initiated by Lender and credited to the Designated Account as Advances as of the end of each Business Day in an amount sufficient to maintain an agreed upon ledger balance in the Designated Account, subject only to Availability as provided in Section 2.1.  If Lender terminates Borrower’s access to the Loan Management Service, Borrower may continue to request Advances as provided in Section 2.3(a), subject to the other terms and conditions of this Agreement. Lender shall have no obligation to make an Advance through the Loan Management Service following the occurrence and during the continuation of a Default or an Event of Default, or in an amount in excess of Availability, and may terminate the Loan Management Service at any time in its sole discretion.

(d)           Protective Advances.  Lender may make an Advance for any reason at any time in its sole discretion, without Borrower’s compliance with any of the conditions of this Agreement, and (i) disburse the proceeds directly to third Persons in order to protect Lender’s interest in the Collateral or to perform any obligation of Borrower under this Agreement or otherwise to enhance the likelihood of repayment of the Obligations, or (ii) apply the proceeds to outstanding Obligations then due and payable (each such Advance, a “Protective Advance”).

2.4          Payments; Prepayments.

(a)           Payments by Borrower.  Except as otherwise expressly provided herein, all payments by Borrower shall be made as directed by Lender or as otherwise specified in the applicable Cash Management Documents.

(b)           Payments by Account Debtors.  At any time after the occurrence of a Default or Event of Default, upon Lender’s request Borrower shall either instruct all Account Debtors to make payments directly to the Lockbox for deposit by Lender directly to the Collection Account, or instruct them to deliver such payments to Lender by wire transfer, ACH, or other means as Lender may direct for deposit to the Lockbox or Collection Account or for direct application to reduce the outstanding Advances. If Borrower receives a payment of the Proceeds of Collateral directly, Borrower will promptly deposit the payment or Proceeds into the Collection Account. Until so deposited, Borrower will hold all such payments and Proceeds in trust for Lender without commingling with other funds or property.  Except as provided in Section 6.12(i)(ii) with respect to the Cash Management Transition Period, Borrower shall take reasonable steps to ensure that all of the Account Debtors of Borrower and each of its Subsidiaries currently making payments to Borrower or a Subsidiary by wire transfer, ACH or other similar means forward payment of the amounts owed by them directly to the Collection Account.

(c)           Crediting Payments.  For purposes of calculating Availability and the accrual of interest on outstanding Obligations, unless otherwise provided in the applicable Cash Management Documents or as otherwise agreed between Borrower and Lender, each payment shall be applied to the Obligations as of the first Business Day following the Business Day of deposit to the Collection Account of immediately available funds or other receipt of immediately available funds by Lender provided such payment is received in accordance with Lender’s usual and customary practices as in effect from time to time. Any payment received by Lender that is not a transfer of immediately available funds shall be considered provisional until the item or items representing such payment have been finally paid under applicable law. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and that portion of Borrower’s outstanding Obligations corresponding to the amount of such dishonored payment item shall be deemed to bear interest as if the dishonored payment item had never been received by Lender. Each reduction in outstanding Advances resulting from the application of such payment to the outstanding Advances shall be accompanied by an equal reduction in the amount of outstanding Accounts.

(d)           Application of Payments.  All Collections and all Proceeds of Collateral received by Lender shall be applied, so long as no Event of Default has occurred and is continuing, to reduce the outstanding Obligations in such manner as Lender shall determine in its discretion.  After payment in full in cash of all Obligations, any remaining balance shall be transferred to the Designated Account or otherwise to such other Person entitled thereto under applicable law.

(e)           Optional Prepayments of Equipment Term Loan; Optional Prepayment of CapEx Term Loans.  Subject to Section 7.13, Borrower may, upon at least 3 Business Days prior written notice to Lender, prepay the principal of the Equipment Term Loan or any CapEx Term Loan in whole or in part.  Each prepayment of principal made pursuant to this Section 2.4(e) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid and the prepayment fee described in Schedule 2.12, if any. So long as no Event of Default shall have occurred and is continuing, each such prepayment shall be applied against the remaining installments of principal due on the Equipment Term Loan or any CapEx Term Loan, as applicable, in the inverse order of maturity.  If an Event of Default shall have occurred and be continuing, each such prepayment of principal made pursuant to this Section 2.4(e) shall be applied in the manner set forth in Section 10.5.

(f)            Mandatory Prepayments.  If, at any time, the (i) Revolver Usage exceeds (A) the Borrowing Base or (B) the Maximum Revolver Amount or (ii) (A) the sum of the outstanding principal balance of the Equipment Term Loan and the CapEx Term Loans on such date plus the Revolver Usage on such date exceeds (B) the Maximum Credit or (iii) the outstanding aggregate principal amount of the CapEx Term Loans exceeds (A) sixty percent (60%) of the Net Orderly Liquidation Value of all Eligible Additional Equipment or (B) the CapEx Term Loan Limit (such excess amount described in clauses (i), (ii) and (iii) being referred to as the “Overadvance Amount”), then Borrower shall promptly, but in any event within 10 Business Days, prepay the Obligations in an aggregate amount equal to the Overadvance Amount.  If payment in full of the outstanding revolving loans is insufficient to eliminate the Overadvance Amount and Letter of Credit Usage continues to exceed the Borrowing Base or the Maximum Revolver Amount, Borrower shall maintain Letter of Credit Collateralization of the outstanding Letter of Credit Usage. Lender shall not be obligated to provide any Advances or any CapEx Term Loan during any period that an Overadvance Amount is outstanding.

2.5          [Reserved].

2.6          Interest Rates: Rates, Payments, and Calculations.

(a)           Interest Rates.  Except as provided in Section 2.6(b) and Section 2.14, the principal amount of all Obligations (except for undrawn Letters of Credit and Bank Products) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to the Interest Rate plus the Interest Rate Margin.

(b)           Default Rate.  Upon the occurrence and during the continuation of an Event of Default and at any time following the Termination Date,

(i)            the principal amount of all Obligations (except for undrawn Letters of Credit and Bank Products) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 3 percentage points above the per annum rate otherwise applicable thereunder, and

(ii)           the Letter of Credit fee provided for in Schedule 2.12 shall be increased by 3 percentage points above the per annum rate otherwise applicable hereunder.

(c)           Payment.  Except to the extent provided to the contrary in Schedule 2.12, all interest, all Letter of Credit fees, all other fees payable hereunder or under any of the other Loan Documents, all costs and expenses payable hereunder or under any of the other Loan Documents, and all Lender Expenses shall be due and payable, in arrears, on the first Business Day of each month.  Borrower hereby authorizes Lender, from time to time without prior notice to Borrower, to charge all interest, Letter of Credit fees, and all other fees payable hereunder or under any of the other Loan Documents (in each case, as and when due and payable), all costs and expenses payable hereunder or under any of the other Loan Documents (in each case, as and when accrued or incurred), all Lender Expenses (as and when accrued or incurred), and all fees and costs provided for in Schedule 2.12 (as and when accrued or incurred), and all other payment obligations as and when due and payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to any Bank Product Provider in respect of Bank Products) to the Loan Account, which amounts shall thereupon constitute Advances hereunder and, shall accrue interest at the rate then applicable to Advances.  Any interest, fees, costs, expenses, Lender Expenses, or other amounts payable hereunder or under any other Loan Document or under any Bank Product Agreement that are charged to the Loan Account shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances.

(d)           Computation.  All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue.  In the event the Interest Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Interest Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Interest Rate.

(e)           Intent to Limit Charges to Maximum Lawful Rate.  In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.  Borrower and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.7          Designated Account.  Borrower agrees to establish and maintain one or more Designated Accounts, each in the name of Borrower, for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Lender hereunder and the proceeds of the Equipment Term Loan and the CapEx Term Loans.  Unless otherwise agreed by Lender and Borrower, any Advance, Equipment Term Loan and any CapEx Term Loan requested by Borrower and made by Lender hereunder shall be made to the applicable Designated Account.

2.8          Maintenance of Loan Account; Statements of Obligations.  Lender shall maintain an account on its books in the name of Borrower (the “Loan Account”) in which will be recorded the Equipment Term Loan, the CapEx Term Loans, all Advances made by Lender to Borrower or for Borrower’s account, the Letters of Credit issued or arranged by Lender for Borrower’s account, and all other payment Obligations hereunder or under the other Loan Documents, including accrued interest, fees and expenses, and Lender Expenses.  In accordance with Section 2.4 and Section 2.5, the Loan Account will be credited with all payments received by Lender from Borrower or for Borrower’s account.  All monthly statements delivered by Lender to Borrower regarding the Loan Account, including with respect to principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, shall be subject to subsequent adjustment by Lender but shall, absent manifest error, be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

2.9          Maturity and Termination Dates.  Lender’s obligations under this Agreement shall continue in full force and effect for a term ending on the earliest of (i) February 25, 2016 (the “Maturity Date”) or (ii) the date Borrower terminates the Revolving Credit Facility, or (iii) the date the Revolving Credit Facility terminates pursuant to Sections 10.1 and 10.2 following an Event of Default (the earliest of these dates, the “Termination Date”).  The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.  Borrower promises to pay the Obligations (including principal, interest, fees, costs, and expenses, including Lender Expenses) in full on the Termination Date (other than the Hedge Obligations, which shall be paid in accordance with the applicable Hedge Agreement).

2.10        Effect of Maturity.  On the Termination Date, all obligations of Lender to provide additional credit hereunder shall automatically be terminated and all of the Obligations (other than Hedge Obligations which shall be terminated in accordance with the applicable Hedge Agreement) shall immediately become due and payable without notice or demand and Borrower shall immediately repay all of the Obligations in full.  No termination of the obligations of Lender (other than cash payment in full of the Obligations and termination of the obligations of Lender to provide additional credit hereunder) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Lender’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full in cash and Lender’s obligations to provide additional credit hereunder shall have been terminated.  Provided that there are no suits, actions, proceedings or claims pending or threatened against any Indemnified Person under this Agreement with respect to any Indemnified Liabilities, Lender shall, at Borrower’s expense, release or terminate any filings or other agreements that perfect the Lender’s Liens in the Collateral, upon Lender’s receipt of each of the following, in form and content satisfactory to Lender: (i) cash payment in full of all Obligations and completed performance by Borrower with respect to its other obligations under this Agreement (including Letter of Credit Collateralization with respect to all outstanding Letter of Credit Usage), (ii) evidence that any obligation of Lender to make Advances to Borrower or provide any further credit to Borrower has been terminated, (iii) a general release of all claims against Lender and its Affiliates by Borrower and each Loan Party relating to Lender’s performance and obligations under the Loan Documents, and (iv) an agreement by Borrower, any Guarantor, and any new lender to Borrower to indemnify Lender and its Affiliates for any payments received by Lender or its Affiliates that are applied to the Obligations as a final payoff that may subsequently be returned or otherwise not paid for any reason.  With respect to any outstanding Hedge Obligations which are not so paid in full, the Bank Product Provider may require Borrower to cash collateralize the then existing Hedge Obligations in an amount acceptable to Lender prior to releasing or terminating any filings or other agreements that perfect the Lender’s Liens in the Collateral.

2.11        Termination or Reduction by Borrower.

(a)           Borrower may terminate the Credit Facility or reduce the Maximum Revolver Amount at any time prior to the Maturity Date, if it (i) delivers a notice to Lender of its intention at least 30 days prior to the proposed action, (ii) pays to Lender the applicable termination fee, reduction fee or prepayment fee set forth in Schedule 2.12, and (iii) pays the Obligations (other than the outstanding Hedge Obligations, which shall be paid in accordance with the applicable Hedge Agreement) in full or down to the reduced Maximum Revolver Amount.  Any reduction in the Maximum Revolver Amount shall be in multiples of $500,000, with a minimum reduction of at least $2,500,000.  Each such termination, reduction or prepayment shall be irrevocable.  Once reduced, the Maximum Revolver Amount may not be increased.  Proceeds of Advances shall not be used by Borrower to make a prepayment of the Equipment Term Loan or any CapEx Term Loan.

(b)           The applicable termination fee, reduction fee and prepayment fee set forth in Schedule 2.12 shall be presumed to be the amount of damages sustained by Lender as a result of an early termination, reduction or prepayment, as applicable and Borrower agrees that it is reasonable under the circumstances currently existing (including the borrowings that are reasonably expected by Borrower hereunder and the interest, fees and other charges that are reasonably expected to be received by Lender hereunder).  In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 9.4 and 9.5 hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrower or permit the use of cash collateral during an Insolvency Proceeding.  The early termination fee, reduction fee and prepayment fee, as applicable, provided for in Schedule 2.12 shall be deemed included in the Obligations.

2.12        Fees.  Borrower shall pay to Lender the fees set forth on Schedule 2.12 attached hereto.

2.13        Letters of Credit.

(a)           Subject to the terms and conditions of this Agreement, upon the request of Borrower made in accordance herewith, Lender agrees to issue a requested Letter of Credit for the account of Borrower.  By submitting a request to Lender for the issuance of a Letter of Credit, Borrower shall be deemed to have requested that Lender issue the requested Letter of Credit.  Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by an Authorized Person and delivered to Lender via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension.  Each such request shall be in form and substance reasonably satisfactory to Lender, and (i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit, and (ii) shall be accompanied by such Letter of Credit Agreements as Lender may request or require, to the extent that such requests or requirements are consistent with the Letter of Credit Agreements that Lender generally requests for Letters of Credit in similar circumstances.

(b)           Lender shall have no obligation to issue, amend, renew or extend a Letter of Credit if, after giving effect to the requested issuance, amendment, renewal, or extension, the Letter of Credit Usage would exceed the lesser of:

(i)            (A) the Borrowing Base at such time less the outstanding amount of Advances at such time or (B) the Maximum Revolver Amount less the outstanding amount of Advances, or

(ii)           $2,000,000.

(c)           Lender shall have no obligation to issue a Letter of Credit if (i) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain Lender from issuing such Letter of Credit or any law applicable to Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Lender shall prohibit or request that Lender refrain from the issuance of letters of credit generally or such Letter of Credit in particular, or (ii) the issuance of such Letter of Credit would violate one or more policies of Lender applicable to letters of credit generally.

(d)           Each Letter of Credit shall be in form and substance reasonably acceptable to Lender, including the requirement that the amounts payable thereunder must be payable in Dollars, and shall expire on a date no more than 12 months after the date of issuance or last renewal of such Letter of Credit, which date shall be no later than the Maturity Date. If Lender makes a payment under a Letter of Credit, Borrower shall pay the Lender an amount equal to the applicable Letter of Credit Disbursement on the date such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement shall be immediately and automatically repaid to Lender through an Advance hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 4 or this Section 2.13).  If Lender determines that Lender is unable to make such an automatic Advance to Borrower for the purpose of repaying the Letter of Credit Disbursement as a result of an Insolvency Proceeding involving Borrower or for any other reason, Borrower shall remain obligated to immediately pay to Lender the amount of the Letter of Credit Disbursement in immediately available funds, together with accrued interest on such unpaid Letter of Credit Disbursement at the default rate applicable to Advances under Section 2.6(b)(i) from the date of Lender’s making such Letter of Credit Disbursement until such Letter of Credit Disbursement is paid in full.

(e)           Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless from any damage, loss, cost, expense, or liability, and reasonable attorneys fees and expenses incurred by Lender arising out of or in connection with any Letter of Credit; provided, that Borrower shall not be obligated hereunder to indemnify Lender for any damage, loss, cost, expense, or liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of Lender.

(f)            Lender and Borrower agree that, in paying any drawing under a Letter of Credit, Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  Neither Lender nor any correspondent, participant or assignee of Lender shall be liable to any Loan Party for (i) any action taken or omitted in the absence of gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction; (ii) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or any error in interpretation of technical terms; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Agreement.  Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, that this assumption is not intended to, and shall not, preclude Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  Neither Lender nor any correspondent, participant or assignee of Lender shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.13(g) or for any action, neglect or omission under or in connection with any Letter of Credit or Letter of Credit Agreement, including in connection with the issuance or any amendment of any Letter of Credit, the failure to issue or amend any Letter of Credit, the honoring or dishonoring of any demand under any Letter of Credit, or the following of Borrower’s instructions or those contained in the

Letter of Credit or any modifications, amendments, or supplements thereto, and such action or neglect or omission will bind Borrower.  In furtherance and not in limitation of the foregoing, Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (or Lender may refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit and may disregard any requirement in a Letter of Credit that notice of dishonor be given in a particular manner and any requirement that presentation be made at a particular place or by a particular time of day), and Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  Lender shall not be responsible for the wording of any Letter of Credit (including any drawing conditions or any terms or conditions that are ineffective, ambiguous, inconsistent, unduly complicated or reasonably impossible to satisfy), notwithstanding any assistance Lender may provide to Borrower with drafting or recommending text for any letter of credit application or with the structuring of any transaction related to any Letter of Credit, and Borrower hereby acknowledges and agrees that any such assistance will not constitute legal or other advice by Lender or any representation or warranty by Lender that any such wording or such Letter of Credit will be effective.  Without limiting the foregoing, Lender may, as it deems appropriate, use in any Letter of Credit any portion of the language prepared by Borrower and contained in the Letter of Credit Agreements relative to drawings under such Letter of Credit.  Borrower hereby acknowledges and agrees that Lender shall not be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.

(g)           The obligation of Borrower to reimburse Lender for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document,

(ii)           the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any of its Subsidiaries or any other Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction,

(iii)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit,

(iv)          any payment by Lender under such Letter of Credit against presentation of a draft or certificate that does not substantially or strictly comply with the terms of such Letter of Credit (including, without limitation, any requirement that presentation be made at a particular place or by a particular time of day), or any payment made by Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit,

(v)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or discharge of, Borrower, any of its Subsidiaries, or any other Loan Party, or

(vi)          the fact that any Default or Event of Default shall have occurred and be continuing.

(h)           Borrower acknowledges and agrees that any and all fees, charges, costs, or commissions in effect from time to time, of Lender relating to Letters of Credit, upon the payment or negotiation of any drawing under any Letter of Credit, or upon the occurrence of any other activity with respect to any Letter of Credit (including the transfer, amendment, or cancellation of any Letter of Credit), shall be Lender Expenses for purposes of this Agreement and shall be reimbursable immediately by Borrower to Lender.

(i)            If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Board of Governors as from time to time in effect (and any successor thereto):

(i)            any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or

(ii)           there shall be imposed on Lender any other condition regarding any Letter of Credit,

and the result of the foregoing is to increase, directly or indirectly, the cost to Lender of making, participating in, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay within 30 days after demand therefor, such amounts as Lender may specify to be necessary to compensate Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Advances hereunder; provided, that (A) Borrower shall not be required to provide any compensation pursuant to this Section 2.13(i) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Borrower, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.  The determination by Lender of any amount due pursuant to this Section 2.13(i), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

(j)            Unless otherwise expressly agreed by Lender and Borrower, when a Letter of Credit is issued, (i) the rules of ISP98 shall apply to each standby Letter of Credit, and (ii) the rules of the UCP 600 shall apply to each commercial Letter of Credit.

(k)           In the event of a direct conflict between the provisions of this Section 2.13 and any provision contained in any Letter of Credit Agreement, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.13 shall control and govern.

2.14        Illegality; Impracticability; Increased Costs.  In the event that (i) any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation or application thereof make it unlawful or impractical for Lender to fund or maintain extensions of credit with interest based upon Daily Three Month LIBOR or to continue such funding or maintaining, or to determine or charge interest rates based upon Daily Three Month LIBOR, (ii) Lender determines that by reasons affecting the London interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining Daily Three Month LIBOR, or (iii) Lender determines that the interest rate based on the Daily Three Month LIBOR will not adequately and fairly reflect the cost to Lender of maintaining or funding Advances, the Equipment Term Loan or any CapEx Term Loan at the interest rate based upon Daily Three Month LIBOR, Lender shall give notice of such changed circumstances to Borrower and (i) interest on the principal amount of such extensions of credit thereafter shall accrue interest at a rate equal to the greater of (1) the Prime Rate plus the Interest Rate Margin less two and three-quarters of one percent (2.75%) and (2) the Interest Rate Margin, and (ii) Borrower shall not be entitled to elect Daily Three Month LIBOR until Lender determines that it would no longer be unlawful or impractical to do so or that such increased costs would no longer be applicable.

2.15        Capital Requirements.  If, after the date hereof, Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital or reserve requirements for lenders, banks or bank holding companies, or any change in the interpretation, implementation, or application thereof by any Governmental Authority charged with the administration thereof, including those changes resulting from the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III, regardless of the date enacted, adopted or issued, or (ii) compliance by Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Lender’s or such holding company’s capital as a consequence of Lender’s loan commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by Lender to be material, then Lender may notify Borrower thereof.  Following receipt of such notice, Borrower agrees to pay Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by Lender of a statement of the amount and setting forth in reasonable detail Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error).  In determining such amount, Lender may use any reasonable averaging and attribution methods.  Failure or delay on the part of Lender to demand compensation pursuant to this Section shall not constitute a waiver of Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that Lender notifies Borrower of such law, rule, regulation or guideline giving rise to such reductions and of Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the adoption of or change in any law, rule, regulation or guideline that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.             SECURITY INTEREST.

3.1          Grant of Security Interest.  Borrower hereby unconditionally grants, assigns, and pledges to Lender for the benefit of Lender and each Bank Product Provider, to secure payment and performance of the Obligations, a continuing security interest (hereinafter referred to as the “Security Interest”) in all of Borrower’s right, title, and interest in and to the Collateral, as security for the payment and performance of all Obligations. Following request by Lender, Borrower shall grant Lender a Lien and security interest in all Commercial Tort Claims that it may have against any Person. The Security Interest created hereby secures the payment and performance of the Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by Borrower to Lender or any other Bank Product Provider, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an Insolvency Proceeding involving Borrower due to the existence of such Insolvency Proceeding.

3.2          Borrower Remains Liable.  Anything herein to the contrary notwithstanding, (a) Borrower shall remain liable under the contracts and agreements included in the Collateral to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Lender of any of the rights hereunder shall not release Borrower from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) Lender shall not have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

3.3          Assignment of Insurance.  As additional security for the Obligations, Borrower hereby assigns to Lender for the benefit of Lender and each Bank Product Provider all rights of Borrower under every policy of insurance covering the Collateral and all other assets and property of Borrower and all business records and other documents relating to it, and all monies (including proceeds and refunds) that may be payable under any policy, and Borrower hereby directs the issuer of each policy to pay all such monies directly and solely to Lender.  At any time, whether or not a Default or Event of Default shall have occurred, Lender may (but need not), in Lender’s or Borrower’s name, execute and deliver proofs of claim, receive payment of proceeds and endorse checks and other instruments representing payment of the policy of insurance, and adjust, litigate, compromise or release claims against the issuer of any policy.  Any monies received under any insurance policy assigned to Lender, other than liability insurance policies, or received as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid to Lender and, as determined by Lender in its sole discretion, either be applied to prepayment of the Obligations or disbursed to Borrower under payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations of the affected Collateral which shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed; provided, however, notwithstanding the foregoing, Lender agrees to allow monies in an aggregate amount not to exceed $2,000,000 received under any policy of insurance in respect of any Collateral to be used for the repair, replacement or restoration of such Collateral so long as (i) no Default or Event of Default has occurred and is continuing, (ii) such casualty has not resulted in a Material Adverse Change or materially impaired Borrower’s ability perform its obligations under any Material Contract, (iii) the aggregate amount of all insurance proceeds released to Borrower hereunder does not exceed $2,000,000 in any one fiscal year, (iv) the value of such repaired, replaced or restored Collateral shall be at least equal to the value of the Collateral prior to such the occurrence giving rise to the payment of such monies, and (vi) Borrower has, no later than 30 days following the casualty, provided Lender with a purchase order, invoice or other information or documentation satisfactory to Lender to evidence the matters described in the foregoing clause (iv).

3.4          Financing Statements.  Borrower authorizes Lender to file financing statements describing Collateral to perfect Lender’s and each Bank Product Provider’s Security Interest in the Collateral, and Lender may describe the Collateral as “all personal property” or “all assets” or describe specific items of Collateral including without limitation any Commercial Tort Claims.  All financing statements filed before the date of this Agreement to perfect the Security Interest were authorized by Borrower and are hereby ratified.

4.             CONDITIONS.

4.1          Conditions Precedent to the Initial Extension of Credit.  The obligation of Lender to make the initial extension of credit provided for hereunder is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth on Exhibit B.

4.2          Conditions Precedent to all Extensions of Credit.  The obligation of Lender to make any Advances or to extend any other credit hereunder, and the right of Borrower to request that Lender make any CapEx Term Loan, at any time shall be subject to the following conditions precedent:

(a)           the representations and warranties of Borrower and its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall continue to be true and correct as of such earlier date); and

(b)           no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.

Any request for an extension of credit shall be deemed to be a representation by Borrower that the statements set forth in this Section 4.2 are correct as of the time of such request and if such extension of credit is a request for an Advance or a Letter of Credit, sufficient Availability exists for such Advance or Letter of Credit pursuant to Section 2.1(a) and Section 2.13.

4.3          Additional Conditions Precedent to all Advances and Letters of Credit.  The obligation of Lender to make any Advances or issue any Letter of Credit requested hereunder at any time shall be subject to the following additional conditions precedent:

(a)           In addition to the other conditions precedent to any extension of credit set forth in this Agreement, the provision of any Advance or issuance of any Letter of Credit shall be subject to the satisfaction of each of the following additional conditions precedent, as determined by Lender:

(i)            Lender has received such collateral examinations as Lender may determine necessary from time to time, evidence that Borrower has established a reporting mechanism related to the location of Borrower’s Equipment and a review of Borrower’s and its Subsidiaries’ Books and verification of Borrower’s representations and warranties to Lender, each of which must be satisfactory to Lender;

(ii)           Lender has received such other information, documents or reporting as Lender may reasonably request.

4.4          Conditions Subsequent.  The obligation of Lender to continue to make Advances or make any CapEx Term Loan (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of the conditions subsequent set forth on Exhibit C (the failure by Borrower to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof, shall constitute an Event of Default).

5.             REPRESENTATIONS AND WARRANTIES.

In order to induce Lender to enter into this Agreement, Borrower makes the representations and warranties to Lender set forth on Exhibit D.  Each of such representations and warranties shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Advance or other extension of credit made thereafter, as though made on and as of the date of such Advance or other extension of credit (except to the extent that such representations and warranties relate solely to an earlier date in which case such representations and warranties shall continue to be true and correct as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement.

6.             AFFIRMATIVE COVENANTS.

Borrower covenants and agrees that, until termination of all of the commitments of Lender hereunder to provide any further extensions of credit and payment in full of the Obligations, Borrower shall, and shall cause its Subsidiaries to, comply with each of the following:

6.1          Financial Statements, Reports, Certificates.  Deliver to Lender copies of each of the financial statements, reports, and other items set forth on Schedule 6.1 no later than the times specified therein.  In addition, Borrower agrees that no Subsidiary of Borrower will have a fiscal year different from that of Borrower.  Borrower agrees to maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP.  Borrower and each Subsidiary shall also (a) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to the sales of Borrower and its Subsidiaries, and (b) maintain its billing systems/practices substantially as in effect as of the Closing Date and shall only make material modifications following prior notice to Lender.

6.2          Collateral Reporting.  Provide Lender with each of the reports set forth on Schedule 6.2 at the times specified therein. In addition, Borrower agrees to use commercially reasonable efforts in cooperation with Lender to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule.

6.3          Existence.  Except as otherwise permitted under Section 7.3 or Section 7.4, at all times maintain and preserve in full force and effect (a) its existence (including being in good standing in its jurisdiction of organization) and (b) all rights and franchises, licenses and permits material to its business, including, without limitation, any environmental permits, licenses, approvals, registrations or other authorizations under any Environmental Law necessary for the ownership and operation of its properties and the conduct of its business; provided, however, that neither Borrower nor any of its Subsidiaries shall be required to preserve any such right or franchise, licenses or permits if the loss thereof could not reasonably be expected to result in a Material Adverse Change.

6.4          Maintenance of Properties.  Maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear and casualty excepted and Permitted Dispositions excepted (and except where the failure to so maintain and preserve such assets could not reasonably be expected to result in a Material Adverse Change), and comply with the material provisions of all material leases to which it is a party as lessee, so as to prevent the loss or forfeiture thereof, unless such provisions are the subject of a Permitted Protest, and conduct environmental due diligence with respect to any Real Property to be acquired in accordance with ASTM Standard E 1527-05 Standard Practice for Environmental Site Assessments to confirm that the seller has abstained from knowingly or willfully permitting the commission of waste or other injury, destruction or loss of natural resources, or the occurrence of pollution, contamination or any other condition in, on or about such property and involving the environment that could reasonably be expected to result in or require any Remedial Action under any Environmental Law or give rise to any Environmental Action and that could reasonably be expected to result in a Material Adverse Change.

6.5          Taxes.

(a)           Cause all assessments and taxes imposed, levied, or assessed against Borrower or any of its Subsidiaries, or any of their respective assets or in respect of any of its income, businesses, or franchises to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest and so long as, in the case of an assessment or tax that has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such assessment or tax.

(b)           Make timely payment or deposit of all tax payments and withholding taxes required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof reasonably satisfactory to Lender indicating that Borrower and such Subsidiaries have made such payments or deposits.

6.6          Insurance.  At Borrower’s expense, maintain insurance with respect to the assets of Borrower and each of its Subsidiaries, wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses.  Borrower also shall maintain, with respect to itself and each of its Subsidiaries, general liability insurance, flood insurance for Collateral located in a flood plain, product liability insurance, pollution liability insurance and fiduciary liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation.  All such policies of insurance shall be with responsible and reputable insurance companies acceptable to Lender in its Permitted Discretion and in such amounts as is carried generally in accordance with prudent business practice by companies in similar businesses similarly situated and located and in any event in amount, adequacy and scope reasonably satisfactory to Lender.  All property insurance policies covering the Collateral are to be made payable to Lender for the benefit of Lender, as its interests may appear, in case of loss, pursuant to a lender loss payable endorsement acceptable to Lender and are to contain such other provisions as Lender may reasonably require to fully protect the Lender’s interest in the Collateral and to any payments to be made under such policies.  Such evidence of property and general liability insurance shall be delivered to Lender, with the lender loss payable endorsements (but only in respect of Collateral) and additional insured endorsements (with respect to general liability coverage) in favor of Lender and shall provide for not less than 30 days (10 days in the case of non-payment) prior written notice to Lender of the exercise of any right of cancellation.  If Borrower fails to maintain such insurance, Lender may arrange for such insurance, but at Borrower’s expense and without any responsibility on Lender’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.  Borrower shall give Lender prompt notice of any loss exceeding $350,000 covered by its casualty or business interruption insurance.  Upon the occurrence and during the continuance of an Event of Default, Lender shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

6.7          Inspections, Exams, Audits and Appraisals.  Permit Lender and each of Lender’s duly authorized representatives to visit any of its properties and inspect any of its assets or books and records, to conduct inspections, exams, audits and appraisals of the Collateral, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Lender may designate and, so long as no Default or Event of Default exists, with reasonable prior notice to Borrower.

6.8          Account Verification.  Permit Lender, in Lender’s name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account, by mail, telephone, facsimile transmission or otherwise; provided, however, that so long as no Default or Event of Default has occurred and is continuing, Lender shall only complete one such verification each fiscal year and such verification will be completed in conjunction with Lender’s field examination and with the assistance of personnel of Borrower.  Further, at the request of Lender, Borrower shall send requests for verification of Accounts or send notices of assignment of Accounts to Account Debtors and other obligors.

6.9          Compliance with Laws.  Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

6.10        Environmental.

(a)           Keep any property either owned or leased by Borrower or any of its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances satisfactory to Lender and in an amount sufficient to satisfy the obligations or liability evidenced by such Environmental Liens;

(b)           Comply, in all material respects, with Environmental Laws and provide to Lender assurance of such compliance as Lender reasonably requests;

(c)           Promptly notify Lender of any release of which Borrower or any Subsidiary has knowledge of a Hazardous Material in any reportable quantity from or onto property owned or leased by Borrower or any of its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance, in all material respects, with applicable Environmental Law; and

(d)           Promptly, but in any event within 5 Business Days of its receipt thereof, provide Lender with written notice of any of the following:  (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower or its Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against Borrower or any of its Subsidiaries, and (iii) written notice of a violation or alleged violation, citation, or other administrative order from a Governmental Authority.

6.11        Disclosure Updates.

(a)           Promptly and in no event later than 10 Business Days after any officer of Borrower obtains knowledge thereof or after the occurrence thereof, whichever is earlier, notify Lender:

(i)            if any written information, exhibit, or report furnished to Lender (other than forward-looking information and projections and information of a general economic nature and general information about the industry of a Loan Party or any of its Subsidiaries) contained, at the time it was furnished and considering all factual information as a whole, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made.  Any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto;

(ii)           of all actions, suits, or proceedings brought by or against Borrower or any of its Subsidiaries before any court or Governmental Authority which reasonably could be expected to result in a Material Adverse Change, provided that, in any event, such notification shall not be later than 5 days after service of process with respect thereto on Borrower or on any of its Subsidiaries;

(iii)          of (i) any disputes or claims by Borrower’s customers exceeding $500,000 individually or $2,500,000 in the aggregate during any fiscal year; or (ii) Goods returned to or recovered by Borrower outside of the ordinary course of business, with a fair market value exceeding individually or in the aggregate, $500,000;

(iv)          of any material loss or damage to any material Collateral or any substantial adverse change in the Collateral taken as a whole;

(v)           of a violation of any law, rule or regulation, the non-compliance with which reasonably could be expected to result in a Material Adverse Change; or

(vi)          of the occurrence of any ERISA Event.

(b)           Immediately upon obtaining knowledge thereof or after the occurrence thereof, notify Lender of any event or condition which constitutes a Default or an Event of Default and provide a statement of the action that Borrower proposes to take with respect to such Default or Event of Default.

Upon request of Lender, Borrower shall deliver to Lender any other materials, reports, records or information reasonably requested relating to the operations, business affairs, financial condition of Borrower or its Subsidiaries or the Collateral.

6.12        Collateral Covenants.  Comply with each of the following covenants:

(a)           Possession of Collateral.  In the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property, or Chattel Paper, in each case, having an aggregate value or face amount of $250,000 or more for all such Negotiable Collateral, Investment Related Property, or Chattel Paper, Borrower shall, and shall cause each of its Subsidiaries to, promptly (and in any event within  5 Business Days after receipt thereof), notify Lender thereof, and if and to the extent that perfection or priority of Lender’s Liens is dependent on or enhanced by possession, Borrower or the applicable Subsidiary, promptly (and in any event within  5 Business Days) after request by Lender, shall execute such other documents and instruments as shall be requested by Lender or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Related Property, or Chattel Paper to Lender, together with such undated powers (or other relevant document of assignment or transfer acceptable to Lender) endorsed in blank as shall be requested by Lender, and shall do such other acts or things deemed necessary or desirable by Lender to enhance, perfect and protect Lender’s Liens therein;

(b)           Chattel Paper.

(i)            Promptly (and in any event within  5 Business Days) after request by Lender, Borrower shall, and shall cause each of its Subsidiaries to, take all steps reasonably necessary to grant Lender control of all electronic Chattel Paper of Borrower or any Subsidiary in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction, to the extent that the individual or aggregate value or face amount of such electronic Chattel Paper equals or exceeds $100,000; and

(ii)           If Borrower or any Subsidiary retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby), promptly upon the request of Lender, such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of Wells Fargo Bank, National Association, as Lender”;

(c)           Control Agreements.

(i)            Except to the extent otherwise provided by Section 7.11, Borrower shall obtain a Control Agreement from each bank (other than Lender) maintaining a Deposit Account for Borrower;

(ii)           Except to the extent otherwise provided by Section 7.11, Borrower shall obtain a Control Agreement from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for Borrower or any Subsidiary; and

(iii)          Except to the extent otherwise provided by Section 7.11, Borrower shall cause Lender to obtain “control”, as such term is defined in the Code, with respect to all of Borrower’s investment property;

(d)           Letter-of-Credit Rights.  If Borrower or its Subsidiaries (or any of them) are or become the beneficiary of letters of credit having a face amount or value of $250,000 or more in the aggregate, then Borrower shall, or shall cause the applicable Subsidiary to, promptly (and in any event within 5 Business Days after becoming a beneficiary), notify Lender thereof and, promptly (and in any event within 5 Business Days) after request by Lender, enter into a tri-party agreement with Lender and the issuer or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to

Lender and directing all payments thereunder to the Collection Account unless otherwise directed by Lender, all in form and substance satisfactory to Lender;

(e)           Commercial Tort Claims.  If Borrower or its Subsidiaries (or any of them) obtain Commercial Tort Claims having a value, or involving an asserted claim, in the amount of $100,000 or more in the aggregate for all Commercial Tort Claims, then Borrower shall, or shall cause the applicable Subsidiary to, promptly (and in any event within 5 Business Days of obtaining such Commercial Tort Claim), notify Lender upon incurring or otherwise obtaining such Commercial Tort Claims and, promptly (and in any event within 5 Business Days) after request by Lender, amend Schedule 5.6(d) to the Information Certificate to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims and which is otherwise reasonably satisfactory to Lender, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed necessary or desirable by Lender to give Lender a first priority, perfected security interest in any such Commercial Tort Claim, which Commercial Tort Claim shall not be subject to any other Liens;

(f)            Government Contracts.  Other than Accounts and Chattel Paper the aggregate value of which does not at any one time exceed $100,000, if any Account or Chattel Paper of Borrower or any Subsidiary arises out of a contract or contracts with the United States of America or any State or any department, agency, or instrumentality thereof, Borrower shall, or shall cause the applicable Subsidiary to, promptly (and in any event within 5 Business Days of the creation thereof) notify Lender thereof and, promptly (and in any event within 5 Business Days) after request by Lender, execute any instruments or take any steps reasonably required by Lender in order that all moneys due or to become due under such contract or contracts shall be assigned to Lender, for the benefit of Lender and each Bank Product Provider, and shall provide written notice thereof under the Assignment of Claims Act or other applicable law;

(g)           Intellectual Property.

(i)            Upon the request of Lender, in order to facilitate filings with the PTO and the United States Copyright Office, Borrower shall, or shall cause the applicable Subsidiary to, execute and deliver to Lender one or more Copyright Security Agreements or Patent and Trademark Security Agreements to further evidence Lender’s Lien on the Patents, Trademarks, or Copyrights, and the General Intangibles of Borrower or such Subsidiary relating thereto or represented thereby;

(ii)           Borrower and each Subsidiary shall have the duty, with respect to Intellectual Property that is necessary in the conduct of Borrower’s or such Subsidiary’s business, to protect and diligently enforce and defend at such Person’s expense its material Intellectual Property, including (A) to diligently enforce and defend, including promptly suing for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter, (D) to take all reasonable and necessary action to preserve and maintain all of such Person’s Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including for all registered Trademarks and issued Patents, as applicable, paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability, and (E) to require all employees, consultants, and contractors of Borrower and each Subsidiary who were involved in the creation or development of such Intellectual Property to sign agreements containing assignment to such Person of Intellectual Property rights created or developed and obligations of confidentiality.  Neither Borrower nor any Subsidiary shall abandon any Intellectual Property or Intellectual Property License that is necessary in the conduct of such Person’s business.  Borrower shall, or shall cause the applicable Subsidiary to, take the steps described in this Section 6.12(g)(ii) with respect to all new or acquired Intellectual Property to which it or any of its Subsidiaries is now or later becomes entitled that is necessary in the conduct of Borrower’s or such Subsidiary’s business;

(iii)          Borrower acknowledges and agrees that Lender shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of Borrower or any Subsidiary.  Without limiting the generality of this Section 6.12(g)(iii), Borrower acknowledges and agrees that Lender shall not be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other Person, but Lender may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of Borrower and shall be chargeable to the Loan Account; and

(iv)          Neither Borrower nor any Subsidiary shall enter into any Intellectual Property License to receive any license or rights in any Intellectual Property of any other Person unless Borrower or such Subsidiary has used commercially reasonable efforts to permit the assignment of or grant of a Lien in such Intellectual Property License (and all rights of Borrower or such Subsidiary thereunder) to Lender (and any transferees of Lender).

(h)           Investment Related Property.

(i)            Upon the occurrence and during the continuance of an Event of Default, following the request of Lender, all sums of money and property paid or distributed in respect of the Investment Related Property that are received by Borrower or any Subsidiary shall be held by Borrower or such Subsidiary in trust for the benefit of Lender segregated from Borrower’s or such Subsidiary’s other property, and Borrower or such Subsidiary shall deliver it promptly to Lender in the exact form received; and

(ii)           Borrower shall, or shall cause the applicable Subsidiary to, cooperate with Lender in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law to effect the perfection of the Security Interest on the Investment Related Property or to effect any sale or transfer thereof;

(i)            Controlled Accounts.

(i)            Within 45 days following the Closing Date (the “Cash Management Transition Period”), Borrower shall (A) establish and maintain at Lender all Cash Management Services, including all deposit accounts and lockbox services.  Such Cash Management Services maintained by Borrower shall be of a type and on terms reasonably satisfactory to Lender;

(ii)           Until such time as Borrower has established all of its Cash Management Services with Lender, during the Cash Management Transition Period Borrower shall maintain Cash Management Services of a type and on terms reasonably satisfactory to Lender at one or more of the banks set forth on Schedule 5.15 to the Information Certificate (each a “Controlled Account Bank”), and shall take reasonable steps to ensure that all of the Account Debtors of Borrower and each of its Subsidiaries currently making payments to Borrower or a Subsidiary by wire transfer, ACH or other similar means forward payment of the amounts owed by them directly to the Collection Account or continue to forward payment of the amounts owed by them directly to a bank account of Borrower (each, a “Controlled Account”) at one of the Controlled Account Banks, and (B) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to Borrower or to a Subsidiary of Borrower) into the Collection Account; and

(iii)          During the Cash Management Transition Period, Borrower shall maintain Control Agreements with the applicable Controlled Account Bank, in form and substance reasonably acceptable to Lender.  Each such Control Agreement shall provide, among other things, that (A) the Controlled Account Bank will comply with any instructions originated by Lender directing the disposition of the collected funds in such Controlled Account without further consent by Borrower, (B) the Controlled Account Bank waives, subordinates, or agrees not to exercise any rights of setoff or recoupment or any other claim against the applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment, and (C) the Controlled Account Bank will forward, by daily standing wire transfer, all amounts in the applicable Controlled Account to the Collection Account or such other account as directed  by Lender.

(j)            Motor Vehicles and Other Certificated Property.  Promptly (and in any event within 10 Business Days) upon request of Lender, Borrower shall deliver to Lender an original certificate of title for each motor vehicle and each other item of personal property the ownership of which is evidenced by or is required under law to be evidenced by a certificate of title, together with a signed motor vehicle title application or other necessary document naming Lender as first lien holder with respect to such motor vehicle and, if necessary, will cause such title certificates to be filed (with the Lender’s Lien noted thereon) in the appropriate state motor vehicle or other filing office, to the extent such original certificate of title and application or other document has not yet been received by Lender and filed with the appropriate filing office.

(k)           Deposit Accounts.  Upon the opening or acquisition of any Deposit Account not listed on Schedule 5.15 to the Information Certificate, Borrower will deliver to Lender notice of such Deposit Account, including the name and address of the financial institution where such Deposit Account is maintained and the account number of such Deposit Account, together with such other information as Lender may request. Upon request by Lender, Borrower will take such further action as Lender may request to grant Lender a security interest in all Deposit Accounts and agrees to do such other acts or things deemed necessary or desirable by Lender to give Lender a first priority, perfected security interest in all Deposit Accounts, which Deposit Accounts shall not be subject to any other Liens.

6.13        Material Contracts.  Contemporaneously with the delivery of each Compliance Certificate delivered pursuant to Section 6.1 with respect to the quarters ending on or about January 31 and July 31, provide Lender with copies of (a) each Material Contract entered into since the delivery of the previous Compliance Certificate and (b) each material amendment or modification of any Material Contract entered into since the delivery of the previous Compliance Certificate.  Borrower shall maintain all Material Contracts in full force and effect, unless any such Material Contract shall expire in accordance with its terms, and shall not default in the payment or performance of any obligations thereunder and shall not make or suffer to be made any material amendment, change or modification of any Material Contract in a manner materially adverse to Borrower without the prior written consent of Lender.

6.14        Location of Inventory, Equipment and Books.  Keep the Books of Borrower and each of its Subsidiaries only at the locations identified on Schedule 5.29 to the Information Certificate, keep the Inventory and Equipment (other than motor vehicles being used by employees and agents of Borrower or a Subsidiary in the ordinary course of business and Equipment out for repair or service) of Borrower only at the locations identified on Schedule 5.29 to the Information Certificate or at customer job site locations in the ordinary course of business, and keep the chief executive office of Borrower and each of its Subsidiaries only at the locations identified on Schedule 5.6(b) to the Information Certificate; provided, however, that Borrower (a) may amend Schedule 5.29 to the Information Certificate so long as such amendment occurs by written notice to Lender not less than 10 days prior to the date on which such Inventory, Equipment or Books are moved to such new location, and so long as, at the time of such written notification, Borrower or the applicable Subsidiary provides Lender a Collateral Access Agreement with respect thereto if such location is not owned by Borrower or such Subsidiary; and (b) must provide written notice to Lender not less than 10 days prior to the date on which any Inventory or Equipment is to be moved to any province in Canada where Inventory or Equipment has not previously been stored and notice provided to Lender in accordance with this Section 6.14, and such written notice must specify the Inventory or Equipment being so moved and identify the specific province within Canada in which such Inventory or Equipment will be maintained.  Borrower shall keep all Equipment within the United States and Canada.

6.15        Formation of Subsidiaries.  At the time that Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary, Borrower shall (a) within 10 days of such formation or acquisition cause such new Subsidiary to provide to Lender a joinder to the Subsidiary Guaranty, together with such other security documents, as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance reasonably satisfactory to Lender, (b) within 10 days of such formation or acquisition provide to Lender a pledge agreement and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary reasonably satisfactory to Lender, and (c) within 10 days of such formation or acquisition provide to Lender all other documentation, including one or more opinions of counsel reasonably satisfactory to Lender, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above.  Any document, agreement, or instrument executed or issued pursuant to this Section 6.15 shall be a Loan Document.

6.16        Further Assurances.

(a)           At any time upon the reasonable request of Lender, execute or deliver to Lender any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Lender may reasonably request and in form and substance reasonably satisfactory to Lender, to create, perfect, and continue perfection or to better perfect Lender’s Liens in the Collateral of Borrower and all of the assets of each Subsidiary (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided, however, that the requirements of this Section 6.16(a) shall not be construed to require the granting of any mortgage, deed of trust or other Lien on any Real Property (other than fixtures) of any Subsidiary which is not Real Property Collateral.  To the maximum extent permitted by applicable law, if Borrower or any Subsidiary refuses or fails to execute or deliver any reasonably requested Additional Documents Borrower hereby authorizes Lender to execute any such Additional Documents in Borrower’s name, as applicable, and authorizes Lender to file such executed Additional Documents in any appropriate filing office.  In furtherance and not in limitation of the foregoing, Borrower shall take such actions as Lender may reasonably request from time to time to ensure that the Obligations are secured by substantially all of the assets of Borrower;

(b)           Borrower authorizes the filing by Lender of financing or continuation statements, or amendments thereto, and Borrower will execute and deliver to Lender such other instruments or notices as Lender may reasonably request in order to perfect and preserve the Security Interest granted or purported to be granted hereby;

(c)           Borrower authorizes Lender at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect at any time, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of such financing statement.  Borrower also hereby ratifies any and all financing statements or amendments previously filed by Lender in any jurisdiction; and

(d)           Borrower acknowledges that neither Borrower nor any Subsidiary is authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Lender, subject to such Person’s rights under Section 9-509(d)(2) of the Code.

7.             NEGATIVE COVENANTS.

Borrower covenants and agrees that, until termination of all of the commitments of Lender hereunder to provide any further extensions of credit and payment in full of the Obligations, Borrower will not, and Borrower will not permit any of its Subsidiaries to, do any of the following:

7.1          Indebtedness.  Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.

7.2          Liens.  Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

7.3          Restrictions on Fundamental Changes.

(a)           Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, except (i) as permitted under Section 7.14, (ii) for any merger between Loan Parties, provided that Borrower must be the surviving entity of any such merger to which it is a party, and (iii) for any merger between Subsidiaries of Borrower that are not Loan Parties;

(b)           Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Subsidiaries of Borrower with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of any of Borrower’s wholly-owned Subsidiaries so long as all of the assets (including any interest in any Stock) of such liquidating or dissolving Subsidiary are transferred to Borrower or a Subsidiary Guarantor that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary of Borrower that is not a Loan Party (other than any such Subsidiary the Stock of which (or any portion thereof) is subject to a Lien in favor of Lender) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary of Borrower that is not liquidating or dissolving;

(c)           Suspend or cease operation of a substantial portion of its or their business, except as permitted pursuant to Sections 7.3(a) or (b) above or in connection with the transactions permitted pursuant to Section 7.4; or

(d)           Form or acquire any direct or indirect Subsidiary, unless Borrower causes such direct or indirect Subsidiary to comply with the requirements of Section 6.15.

7.4          Disposal of Assets.  Other than Permitted Dispositions or transactions expressly permitted by Sections 7.3 or 7.12, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or any other asset except as expressly permitted by this Agreement; provided, however, that Borrower may sell Real Property not constituting Real Property Collateral and, so long as no Default or Event of Default has occurred and is continuing, Borrower may terminate any lease of real property to the extent such lease is not necessary for the operation of Borrower’s business in the ordinary course and so long as such termination could not reasonably be expected to result in a Material Adverse Change. Lender shall not be deemed to have consented to any sale or other disposition of any of the Collateral or any other asset except as expressly permitted in this Agreement or the other Loan Documents.

7.5          Change Name.  Change the name, organizational identification number, state of organization, organizational identity or “location” for purposes of Section 9-307 of the Code of Borrower or any of its Subsidiaries.

7.6          Nature of Business.  Make any change in the nature of its or their business as conducted on the date of this Agreement or acquire any properties, business lines or assets that are not reasonably related to the conduct of such business activities (it being understood that logistical services involving the procurement and distribution of proppant are considered reasonably related to the conduct of such business activities); provided, however, that the foregoing shall not prevent Borrower or any of its Subsidiaries from engaging in any business that is reasonably related or ancillary to its business.

7.7          Prepayments and Amendments.

(a)           Except in connection with Refinancing Indebtedness permitted by Section 7.1,

(i)            optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Borrower or any of its Subsidiaries, except that the foregoing shall not prohibit prepayments of (A) the Dacotah Real Estate Term Loans so long as (1) no Default or Event of Default has occurred and is continuing, and (2) the Borrower’s Fixed Charge Coverage Ratio for the most recent 12-month period for which Borrower has delivered financial statements and a Compliance Certificate in accordance with Section 6.1 would not be less than 1.10 to 1.00 when determined on a pro forma basis as if such prepayments were made during such 12-month period, and (B) the Obligations in accordance with this Agreement, or

(ii)           make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions, or

(b)           Directly or indirectly, amend, modify, or change any of the terms or provisions of

(i)            any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this Agreement and (B) Indebtedness permitted under clauses (c), (e) and (f) of the definition of Permitted Indebtedness;

(ii)           any Material Contract except to the extent that such amendment, modification, or change could not, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of Lender; or

(iii)          the Governing Documents of Borrower or any of its Subsidiaries.

7.8          Change of Control.  Cause, permit, or suffer, directly or indirectly, any Change of Control.

7.9          Restricted Junior Payments  Make any Restricted Junior Payment; provided, however, that so long as it is permitted by law, and so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom and so long as Borrower is a “pass-through” tax entity for United States federal income tax purposes, Borrower may declare and pay Pass-Through Tax Liabilities, net of any prior year loss carry-forwards.

7.10        Accounting Methods.  Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

7.11        Investments; Controlled Investments.

(a)           Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment.

(b)           Make, acquire, or permit to exist Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts unless Borrower and such Subsidiaries, as applicable, and the applicable bank (or as permitted solely pursuant to Section 6.12(i) or securities intermediary have entered into Control Agreements with Lender governing such Permitted Investments in order to perfect (and further establish) Lender’s Liens in such Permitted Investments.  Except as provided in this Section 7.11(b), Borrower shall not, and shall not permit its Subsidiaries to, establish or maintain any Deposit Account or Securities Account with a banking institution other than Lender.

7.12        Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower, any other Loan Party or any of their Subsidiaries except for:

(a)           Transactions effected by the Loan Documents or transactions (other than the payment of management, consulting, monitoring, or advisory fees) with any Affiliates of Borrower or any Loan Party in the ordinary course of business of Borrower or Loan Party, consistent with past practices and undertaken in good faith, upon fair and reasonable terms fully disclosed to Lender and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate; so long as it has been approved by a Loan Party’s board of directors (or comparable governing body) in accordance with applicable law, any customary indemnities provided for the benefit of directors (or comparable managers) of such Loan Party.

(b)           So long as it has been approved by Borrower’s board of directors (or comparable governing body) in accordance with applicable law, the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of Borrower in the ordinary course of business and consistent with industry practice.

(c)           A sale-leaseback arrangement under which Borrower sells to, and subsequently leases from, any Subsidiary, Parent or any Affiliate of Parent, Real Property (other than Real Property Collateral) owned by Borrower, so long as all terms of such arrangement are fair and reasonable, fully disclosed to Lender and no less favorable to Borrower than would be obtained in a comparable arm’s-length transaction with a non-Affiliate and so long as the owner of such Real Property shall have entered into a Collateral Access Agreement with Lender and Lender shall have received such other documents, instruments and agreements related thereto as Lender may reasonably request.

(d)           Transactions permitted by Section 7.3 (other than an acquisition of a Subsidiary from an Affiliate) or Section 7.9.

(e)           The acquisition of a Subsidiary from an Affiliate that is permitted under Section 7.3(d) that is undertaken in good faith, upon fair and reasonable terms fully disclosed to Lender and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate, so long as such acquisition has been approved by the applicable Loan Party’s or Subsidiary’s Board of Directors or holders of Stock in accordance with applicable law and its Governing Documents.

7.13        Use of Proceeds.  Use the proceeds of any loan made hereunder for any purpose other than: (a) on the Closing Date, to pay fees, costs, and expenses, including Lender Expenses, incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby; and (b) consistent with the terms and conditions hereof, (i) in respect of Advances, for general corporate and working capital purposes (including the purchase of Equipment, payment of book overdrafts and to fund accounts payable of Borrower over 30 days past due), (ii) in respect of the Equipment Term Loan, to purchase or refinance Eligible Equipment, and (iii) in respect of each CapEx Term Loan, for the purchase or refinancing of or reimbursement of costs incurred by Borrower with respect to Eligible Additional Equipment; provided that no part of the proceeds of the Advances, Equipment Term Loan or any CapEx Term Loan made to Borrower will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.  Borrower shall not use the proceeds of any Advance in breach of Section 2.11(a).

7.14        Limitation on Issuance of Stock.  Except for the issuance or sale of common units under Borrower’s Governing Documents as in effect on the date hereof or the issuance of comparable common equity or profits units to employees of Borrower in accordance with Borrower’s Governing Documents as in effect on the date hereof or Permitted Preferred Stock by Borrower or any of its Subsidiaries, issue or sell or enter into any agreement or arrangement for the issuance and sale of any of its Stock.

7.15        Inventory and Equipment with Bailees.  Store the Inventory or Equipment of Borrower or any of its Subsidiaries at any time now or hereafter with a bailee, warehouseman, or similar party, except as permitted under Section 6.14 or set forth on Schedule 7.15 to the Information Certificate.

8.             FINANCIAL COVENANTS.

Borrower covenants and agrees that, until termination of all obligations of Lender to provide extensions of credit hereunder and payment in full of the Obligations, Borrower will comply with each of the following financial covenants:

8.1          Fixed Charge Coverage Ratio.  Borrower shall maintain its Fixed Charge Coverage Ratio as of the end of each fiscal quarter and for the most recent 12-month period then ended, commencing with the fiscal quarter ended April 30, 2013, at not less than 1.10 to 1.00.  For the avoidance of doubt, Borrower shall report (in each monthly Compliance Certificate required pursuant to Section 6.1) its Fixed Charge Coverage Ratio as of the end of each month on a trailing 12-month basis, but the Borrower shall not be in breach of this Section 8.1 as of any month-end that is not the end of a fiscal quarter, regardless of the Fixed Charge Coverage Ratio so reported.

9.             EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

9.1          (a)           If Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations consisting of principal due Lender or any Bank Product Provider; or

(b)           If Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations consisting of interest, fees, charges or other amounts due Lender or any Bank Product Provider, reimbursement of Lender Expenses, or other amounts constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of three Business Days;

9.2          (a)           If Borrower fails to perform or observe any covenant or other agreement contained in any of (i) Sections 4.4, 6.2, 6.3 (solely if Borrower or any of its Subsidiaries is not in good standing in its jurisdiction of organization), 6.6, 6.7 (solely if Borrower or any Subsidiary Guarantor refuses to allow Lender or its representatives or agents to visit its properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss its affairs, finances, and accounts with its officers and employees), 6.8, 6.11, 6.12; 6.14 or 6.15, (ii) Section 7 or (iii) Section 8;

(b)           If Borrower fails to perform or observe any covenant or other agreement contained in any of Sections 6.1, 6.5 or 6.13 and such failure continues for a period of 5 days after the earliest of (i) the date on which such failure shall first become known to any Executive Officer of Borrower, (ii) the date on which any Executive Officer of Borrower could reasonably be expected to have known of such failure or (iii) the date on which written notice thereof is given to Borrower by Lender;

(c)           If (i) Borrower fails to perform or observe any covenant or other agreement contained in any of Sections 6.3 (other than if Borrower is not in good standing in its jurisdiction of organization), 6.4, 6.7 (other than if Borrower or any Subsidiary Guarantor refuses to allow Lender or its representatives or agents to visit its properties, inspect its assets or books or records, examine and make copies of its books or records or disclose its affairs, finances and accounts with its officers and employees), 6.9, 6.10 and 6.16 or (ii) any Loan Party or any of its Subsidiaries fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is unable to be cured or is the subject of another provision of this Section 9 (in which event such other provision of this Section 9 shall govern), and, in each case, such failure continues for a period of 10 days after the earliest of (A) the date on which such failure shall first become known to any Executive Officer of Borrower, Parent or any other Loan Party or Subsidiary, (B) the date on which any Executive Officer of Borrower, Parent or any other Loan Party or Subsidiary could reasonably be expected to have known of such failure or (C) the date on which written notice thereof is given to Borrower or the applicable Loan Party or Subsidiary by Lender; or

9.3          If one or more judgments, orders, or awards for the payment of money in an amount in excess of $1,000,000 in any one case or in excess of $3,000,000 in the aggregate, (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against Borrower or any Subsidiary, or with respect to any of their respective assets, and either (a) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

9.4          If an Insolvency Proceeding is commenced by Borrower or a Subsidiary;

9.5          If an Insolvency Proceeding is commenced against Borrower or a Subsidiary and any of the following events occur:  (a) Borrower or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or such Subsidiary, or (e) an order for relief shall have been issued or entered therein; provided that Lender shall have no obligation to provide any extension of credit to Borrower during such 60 calendar day period specified in subsection (c);

9.6          If Borrower or any Subsidiary is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business affairs of Borrower and its Subsidiaries, taken as a whole;

9.7          If there is: (a) a default in one or more agreements to which Borrower or any Subsidiary is a party with one or more third Persons relative to the Indebtedness of Borrower or such Subsidiary, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of Borrower’s or such Subsidiary’s obligations thereunder; provided, however, that no Event of Default shall be deemed to have occurred under this Section 9.7 unless the aggregate amount outstanding as to all such Indebtedness as to which such defaults have occurred is greater than $1,000,000; or (b) a default in or an involuntary early termination of one or more Hedge Agreements to which Borrower or a Subsidiary is a party; or (c) a default under any Material Contract or the occurrence of any other event which results in a right of any Person under such Material Contract, irrespective of whether exercised, to terminate such Material Contract in whole or in part;

9.8          If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

9.9          If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent of Permitted Liens which are permitted purchase money Liens or the interests of lessors under Capital Leases, first priority Lien on the Collateral covered thereby;

9.10        If there occurs any Material Adverse Change;

9.11        Any director, officer, or owner of at least 25% of the issued and outstanding ownership interests of Borrower or any Subsidiary is convicted of a felony offense involving fraud, theft, misrepresentation or other crimes of a financial nature under state or federal law, or Borrower or a Subsidiary hires an officer or appoints a director who has been convicted of any such felony offense, or a Person becomes an owner of at least 25% of the issued and outstanding ownership interests of Borrower or a Subsidiary who has been convicted of any such felony offense;

9.12        If Borrower or any Subsidiary fails to pay any indebtedness or obligation owed to Lender or its Affiliates which is unrelated to the Credit Facility or this Agreement as it becomes due and payable (taking into account any grace periods related thereto) or the occurrence of any default or event of default (taking into account any cure periods related thereto) under any agreement between Borrower or any Subsidiary and Lender or its Affiliates unrelated to the Loan Documents (it being understood that all Obligations, as defined herein, and all agreements relating thereto are deemed related to the Credit Facility and this Agreement for purposes of this Section 9.12); provided, however, that no Event of Default shall be deemed to have occurred under this Section 9.12 unless the aggregate amount of all indebtedness and obligations with respect to such failures, defaults and events of default is greater than $500,000;

9.13        The validity or enforceability of any Loan Document shall at any time for any reason be declared to be null and void, or a proceeding shall be commenced by a Loan Party or any Subsidiary, or by any Governmental Authority having jurisdiction over a Loan Party or any Subsidiary, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or any Subsidiary shall deny that such Loan Party or such Subsidiary has any liability or obligation purported to be created under any Loan Document; or

9.14        If (a) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower or any Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $250,000 or (b) Borrower, any Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan.

10.          RIGHTS AND REMEDIES.

10.1        Rights and Remedies.  Upon the occurrence and during the continuation of an Event of Default, Lender may, in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:

(a)           declare the Obligations (other than the Hedge Obligations, which may be accelerated in accordance with the terms of the applicable Hedge Agreement), whether evidenced by this Agreement or by any of the other Loan Documents immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrower shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by Borrower;

(b)           declare the funding obligations of Lender under this Agreement terminated, whereupon such funding obligations shall immediately be terminated together with any obligation of Lender hereunder to make Advances, issue Letters of Credit or extend any other credit hereunder;

(c)           give notice to an Account Debtor or other Person obligated to pay an Account, a General Intangible, Negotiable Collateral, or other amount due, notice that the Account, General Intangible, Negotiable Collateral or other amount due has been assigned to Lender for security and must be paid directly to Lender and Lender may collect the Accounts, General Intangible and Negotiable Collateral of Borrower and each other Loan Party that is party to a Security Agreement directly, and any collection costs and expenses shall constitute part of the Obligations under the Loan Documents;

(d)           in Lender’s name or in the name of Borrower or any other Loan Party that is party to a Security Agreement, as Borrower’s or such Loan Party’s agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of mail to any address designated by Lender, otherwise intercept mail, and receive, open and dispose of such Loan Party’s mail, applying all Collateral as permitted under this Agreement and holding all other mail for such Loan Party’s account or forwarding such mail to such Loan Party’s last known address;

(e)           without notice to or consent from Borrower, any other Loan Party or any of their respective Subsidiaries, and without any obligation to pay rent or other compensation, take exclusive possession of all locations where Borrower, any Loan Party that is party to a Security Agreement or any of its respective Subsidiaries conduct its business or has any rights of possession and use the locations to store, process, manufacture, sell, use, and liquidate or otherwise dispose of items that are Collateral, and for any other incidental purposes deemed appropriate by Lender in good faith; and

(f)            exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law.

10.2        Additional Rights and Remedies.  Without limiting the generality of the foregoing, Borrower expressly agrees that upon the occurrence and during the continuation of an Event of Default:

(a)           Lender, without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon Borrower, any other Loan Party or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Borrower and the other Loan Parties that are party to a Security Agreement to, and Borrower hereby agrees that it will at its own expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at one or more locations designated by Lender where Borrower or such other Loan Party conducts business, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Lender’s, Borrower’s or such other Loan Party’s offices or elsewhere, for cash, on credit, and upon such other terms as Lender may deem commercially reasonable.  Borrower agrees that, to the extent notice of sale shall be required by law, at least 10 days notice to Borrower or such other Loan Party of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code.  Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Lender may adjourn any public or private sale from time to time, and such sale may be made at the time and place to which it was so adjourned.  Borrower agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the Code.  Borrower agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and Borrower or such other Loan Party is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the Code;

(b)           Lender may, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any Loan Party or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to any Loan Party’s Deposit Accounts in which Lender’s Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the applicable Loan Party to pay the balance of such Deposit Account to or for the benefit of Lender, and (ii) with respect to any Loan Party’s Securities Accounts in which Lender’s Liens are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for the applicable Loan Party to (A) transfer any cash in such Securities Account to or for the benefit of Lender, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of Lender;

(c)           any cash held by Lender as Collateral and all cash proceeds received by Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Obligations in the order set forth in Section 10.5.  In the event the proceeds of Collateral are insufficient to satisfy all of the Obligations in full, Borrower and each other Loan Party shall remain jointly and severally liable for any such deficiency; and

(d)           the Obligations arise out of a commercial transaction, and that if an Event of Default shall occur Lender shall have the right to an immediate writ of possession without notice of a hearing.  Lender shall have the right to the appointment of a receiver for Borrower and each other Loan Party that is party to a Security Agreement or for the properties and assets of Borrower and each such other Loan Party, and Borrower hereby consents to such rights and such appointment and hereby waives any objection Borrower may have thereto or the right to have a bond or other security posted by Lender.

Notwithstanding the foregoing or anything to the contrary contained in Section 10.1, upon the occurrence of any Default or Event of Default described in Section 9.4 or Section 9.5, in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by Lender, all obligations of Lender to provide any further extensions of credit hereunder shall automatically terminate and the Obligations (other than the Hedge Obligations), shall automatically and immediately become due and payable and Borrower shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrower.

10.3        Lender Appointed Attorney in Fact.  Borrower hereby irrevocably appoints Lender its attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, at such time as an Event of Default has occurred and is continuing, to take any action and to execute any instrument which Lender may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a)           to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of Borrower or the Accounts or other assets of any other Loan Party that is party to a Security Agreement;

(b)           to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(c)           to file any claims or take any action or institute any proceedings which Lender may deem necessary or desirable for the collection of any of the Collateral of Borrower or any of the assets of any other Loan Party that is party to a Security Agreement or otherwise to enforce the rights of Lender with respect to any of the Collateral;

(d)           to repair, alter, or supply Goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to Borrower or any other Loan Party that is party to a Security Agreement in respect of any Account of Borrower or such other Loan Party;

(e)           to use any Intellectual Property or Intellectual Property Licenses of Borrower or any other Loan Party that is party to a Security Agreement including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of Borrower or any other Loan Party that is party to a Security Agreement;

(f)            to take exclusive possession of all locations where Borrower or any other Loan Party that is party to a Security Agreement conducts its business or has rights of possession, without notice to or consent of Borrower or any Loan Party and to use such locations to store, process, manufacture, sell, use, and liquidate or otherwise dispose of items that are Collateral, without obligation to pay rent or other compensation for the possession or use of any location;

(g)           Lender shall have the right, but shall not be obligated, to bring suit in its own name or in the applicable Loan Party’s name, to enforce the Intellectual Property and Intellectual Property Licenses and, if Lender shall commence any such suit, Borrower or any other Loan Party that is party to a Security Agreement shall, at the request of Lender, do any and all lawful acts and execute any and all proper documents reasonably required by Lender in aid of such enforcement; and

(h)           to the extent permitted by law, Borrower hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable until all commitments of Lender under this Agreement to provide extensions of credit are terminated and all Obligations have been paid in full in cash.

10.4        Remedies Cumulative.  The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative.  Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.  No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Default or Event of Default shall be deemed a continuing waiver.  No delay by Lender shall constitute a waiver, election, or acquiescence by it.

10.5        Crediting of Payments and Proceeds.  In the event that the Obligations (other than the Hedge Obligations, which may be accelerated in accordance with the terms of the applicable Hedge Agreement) have been accelerated pursuant to Section 10.1 or the Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received by Lender upon the Obligations and all net proceeds from the enforcement of the Obligations shall be applied in such manner as Lender shall determine in its discretion and, thereafter, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

10.6        Marshaling.  Lender shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies under this Agreement and under the other Loan Documents and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, Borrower and each other Loan Party hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Lender’s rights and remedies under this Agreement or under any other Loan Document or instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Borrower hereby irrevocably waives the benefits of all such laws.

10.7        License.  Borrower hereby grants to Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property rights of Borrower for the purpose of: (a) completing the manufacture of any in-process materials following and during the continuance of any Event of Default so that such materials become saleable Inventory, all in accordance with the same quality standards previously adopted by Borrower for its own manufacturing; and (b) selling, leasing or otherwise disposing of any or all Collateral following and during the continuation of any Event of Default.

11.          WAIVERS; INDEMNIFICATION.

11.1        Demand; Protest; etc.  Borrower and each other Loan Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower or such other Loan Party may in any way be liable.  Borrower further waives any right to require Lender to: (a) proceed against any of the other Loan Parties or any other Person; (b) marshal assets or proceed against or exhaust any security held from any of the other Loan Parties or any other Person; (c) give notice of the terms, time and place of any public or private sale or other disposition of personal property security held from or pledged by any of the other Loan Parties or any other Person; (d) take any other action or pursue any other remedy in Lender’s power; or (e) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of indebtedness held by Lender as security for or which constitute in whole or in part the Obligations secured hereunder, or in connection with the creation of new or additional Obligations.  In addition, Borrower waives any defense to its obligations hereunder based upon or arising by reason of: (i) any disability or other defense of any of the other Loan Parties or any other Person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full of the Obligations; (iii) any lack of authority of any officer or director acting or purporting to act on behalf of any of Borrower or any other Loan Party which is a corporation, partnership or other type of entity, or any defect in the formation of any such Loan Party; (iv) the application by any Loan Party of the proceeds of any Indebtedness for purposes other than the purposes represented by such Loan Party to, or intended or understood by, Borrower or Lender; (v) any act or omission by Lender (other than acts or omissions due to gross negligence or willful misconduct of Lender as determined by a final, non-appealable judgment of a court of competent jurisdiction) which directly or indirectly results in or aids the discharge of Borrower or any other Loan Party or any portion of the Obligations by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Lender against any of the Loan Parties; (vi) any impairment of the value of any interest in security for the Obligations or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; (vii) any modification of the Obligations, in any form whatsoever, including any modification made after revocation hereof to any Obligations incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Obligations or any portion thereof, including increase or decrease of the rate of interest thereon; or (viii) any requirement that Lender give any notice of acceptance of this Agreement.  Until all Obligations shall have been paid in full and all commitments of Lender have been terminated, no Loan Party shall have any right of subrogation as against any other Loan Party, and Borrower waives any right to enforce any remedy which Lender now has or may hereafter have against any of the Loan Parties or any other Person and waives any benefit of, or any right to participate in, any security now or hereafter held by Lender.  Borrower further waives all rights and defenses Borrower or any other Loan Party may have arising out of (A) any election of remedies by Lender, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Obligations, destroys Borrower’s rights of subrogation or Borrower’s rights to proceed against any other Loan Party for reimbursement, or (B) any loss of rights Borrower may suffer by reason of any rights, powers or remedies of any of the other Loan Parties in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging the Obligations, whether by operation of law or otherwise, including any rights Borrower may have to a fair market value hearing to determine the size of a deficiency following any foreclosure sale or other disposition of any real property security for any portion of the Obligations.

11.2        The Lender’s Liability for Collateral.  Borrower hereby agrees that:  (a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for:  (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

11.3        Indemnification.  Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons (each, an “Indemnified Person”) harmless (to the fullest extent permitted by applicable law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery, enforcement, performance, or administration (including any restructuring, forbearance or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of compliance by Borrower and each other Loan Party and each of its Subsidiaries with the terms of the Loan Documents, (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, (c) in connection with the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Loan Documents, (d) with respect to the failure by Borrower or any other Loan Party to perform or observe any of the provisions hereof or any other Loan Document, (e) in connection with the exercise or enforcement of any of the rights of Lender hereunder or under any other Loan Document, and (f) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by Borrower or any other Loan Party or any Subsidiary of Borrower or any other Loan Party or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of such Loan Party or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”).  This provision shall survive the termination of this Agreement and the repayment of the Obligations.  If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower or any other Loan Party was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower or such other Loan Party with respect thereto.  WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.  The foregoing to the contrary notwithstanding, neither Borrower nor any other Loan Party shall have any obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, or attorneys.  This

12.          NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile.  In the case of notices or demands to Borrower, any other Loan Party or Lender, as the case may be, they shall be sent to the respective address set forth below:

If to Borrower:	RockPile Energy Services, LLC
1660 Wynkoop Street
Suite 900
Denver, CO 80202
Attn: James C. Evans, Chief Financial Officer
Fax No.: (303) 825-1389

with courtesy copies to
(which shall not constitute
Notice for purposes of this

Section 12):	Triangle Petroleum Corporation
1200 17th Street
Suite 2600
Denver, CO 80202
Attn: Ryan D. McGee, Associate Counsel
Fax No.: (303) 260-5080

If to Lender:	WELLS FARGO BANK, NATIONAL ASSOCIATION
1000 Louisiana Street, Suite 900
Houston, TX 77002
Attn: Kevin Davidson
Fax No.: (713) 739-1087
with courtesy copies to
(which shall not constitute
Notice for purposes of this
Section 12)	FAEGRE BAKER DANIELS LLP
2200 Wells Fargo Center
90 South Seventh Street
Suite 2200
Minneapolis, Minnesota 55402-3901
Attn: James M. Pfau, Esq.
Fax No.: (612) 766-1600

Any party hereto may change the address at which it is to receive notices hereunder, by notice in writing in the foregoing manner given to the other parties.  All notices or demands sent in accordance with this Section 12 shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).  Any notice given by Lender to Borrower as provided in this Section 12 shall be deemed sufficient notice as to all Loan Parties, regardless of whether each Loan Party is sent a separate copy of such notice or whether each Loan Party is specifically identified in such notice.

13.          CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a)           THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO AS WELL AS ALL CLAIMS, CONTROVERSIES OR DISPUTES ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

(b)           THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE TRIED AND LITIGATED IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE CITY OF DENVER AND THE COUNTY OF DENVER, STATE OF COLORADO; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  BORROWER AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH, A “CLAIM”).  BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES

ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c)           NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST THE LENDER, OR ANY AFFILIATE OF LENDER OR ANY DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

14.          ASSIGNMENTS; SUCCESSORS.  This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that neither Borrower nor any other Loan Party may assign this Agreement or any rights or duties hereunder without Lender’s prior written consent and any prohibited assignment shall be absolutely void ab initio.  No consent to assignment by the Lender shall release Borrower or any other Loan Party from its Obligations.  Lender may assign this Agreement and the other Loan Documents in whole or in part and its rights and duties hereunder or grant participations in the Obligations hereunder and thereunder and no consent or approval by Borrower or any other Loan Party is required in connection with any such assignment or participation.  With respect to grants of participations in the Obligations, Lender, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain a register on which it enters the name and address of each assignee and the principal amounts (and stated interest) of each participant’s interest in the Loans or other Obligations (the “Participant Register”); provided that Lender shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  Borrower hereby agrees that Lender acting as its agent solely for the purpose set forth in this Section 14 shall not subject Lender to any fiduciary or other implied duties, all of which are hereby waived by Borrower.

15.          AMENDMENTS; WAIVERS.  No amendment or modification of this Agreement or any other Loan Document or any other document or agreement described in or related to this Agreement shall be effective unless it has been agreed to by Lender in a writing that specifically states that it is intended to amend or modify specific Loan Documents, or any other document or agreement described in or related to this Agreement.  No failure by Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof.  No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated.  No waiver by Lender on any occasion shall affect or diminish Lender’s rights thereafter to require strict performance by Borrower or any other Loan Party of any provision of this Agreement.  Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16.          TAXES.

(a)           Any and all payments by or on account of any obligation of a Loan Party hereunder or under any note or Loan Document shall be made free and clear of and without deduction for any Taxes; provided that if any applicable law requires the deduction or withholding of any Tax from any such payment, then the Loan Party shall make such deduction and timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law, and if such Tax is an Indemnified Tax, then the sum payable by the Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 16(a)), Lender receives an amount equal to the sum it would have received had no such deductions been made.

(b)           The Loan Parties agree to timely pay any Other Taxes with respect to this Agreement or any other Loan Document to the relevant Governmental Authority in accordance with applicable law.

(c)           As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Loan Party shall deliver to the Lender with respect to whom such Taxes were paid the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(d)           The Loan Parties shall indemnify Lender, within 10 days of demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 16)  payable or paid by the Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Loan Parties by Lender shall be conclusive absent manifest error.  The Loan Parties shall also indemnify Lender, within 10 days after demand therefor, for any incremental Taxes that may become payable by Lender as a result of any failure of any Loan Party to pay any Taxes when due to the appropriate Governmental Authority or to deliver documentation evidencing the payment of Taxes.

(e)           Any Foreign Person that owns an interest in the Obligations and that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or any other Loan Document shall deliver to Borrower at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate.  In addition, Lender, if requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or as will enable Borrower to determine whether or not Lender is subject to backup withholding or information reporting requirements under applicable law.

Without limiting the generality of the foregoing, any Foreign Person that owns an interest in the Obligations shall deliver to Borrower (in such number of copies as shall be reasonably requested by Borrower) on or prior to the date on which such Foreign Person acquires an interest in the Obligations (and from time to time thereafter upon the request of Borrower, but in either case only if such Foreign Person is legally entitled to do so), whichever of the following is applicable:

(i)            duly completed copies of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party;

(ii)           duly completed copies of IRS Form W-8ECI;

(iii)          in the case of a Foreign Person claiming the benefits of the exemption for portfolio interest under section 881(c) of the IRC, (x) a certificate to the effect that such Foreign Person is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the IRC, (B) a “10 percent shareholder” of Borrower within the meaning of section 881(c)(3)(B) of the IRC, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the IRC, and (y) duly completed copies of IRS Form W-8BEN;

(iv)          to the extent a Foreign Person is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, certificate(s) described in (iii) above, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Person is a partnership and one or more direct or indirect partners of such Foreign Person are claiming the portfolio interest exemption, such Foreign Person may provide certificate(s) described in (iii) above on behalf of each such direct and indirect partner; and

(v)           any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made.

Any Person who obtains an interest in the Obligations that is not a Foreign Person shall deliver to Borrower on or prior to the date on which such Person acquires an interest in the Obligations (and from time to time thereafter upon the reasonable request of Borrower) executed originals of IRS Form W-9 certifying that such Person is exempt from U.S. federal backup withholding tax.

(f)            If any payment made hereunder or under any other Loan Document would be subject to U.S. federal withholding Tax imposed pursuant to FATCA if the recipient of such payment fails to comply with applicable reporting and other requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such recipient shall deliver to Borrower at the time or times prescribed by applicable law or as reasonably requested by Borrower (i) two accurate, complete and signed certifications and other documentation prescribed by applicable law and reasonably satisfactory to Borrower that establish that such payment is exempt from U.S. federal withholding Tax imposed pursuant to FATCA or to determine the amount to deduct and withhold from such payment and (ii) any other documentation reasonably requested by Borrower sufficient for the applicable withholding agents to comply with their obligations under FATCA and to determine that such recipient has complied with such applicable reporting and other requirements of FATCA or to determine the amount to deduct and withhold from such payment.

(g)           Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.

(h)                                 If Lender determines, in its sole discretion exercised in good faith, that it has received a refund with respect to any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to Section 16(a), it shall pay over such refund to Borrower, but only to the extent of additional amounts paid by Borrower under this Section 16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that Borrower, upon the request of Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Lender in the event Lender is required to repay such refund or credit to such Governmental Authority.  This Section 16(h) shall not be construed to require Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to Borrower or any other Person.  For purposes of this Section 16(h), a refund with respect to Taxes shall include any credit for Taxes received by Borrower in lieu of such a refund to the extent that the recipient of such credit has its Tax liability thereby reduced.

(i)                                     If Lender requests compensation under Section 16(a) then Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if Lender determines, in its sole discretion exercised in good faith, that such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 16(a) in the future and (ii) would not subject Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to Lender.  Borrower agrees to pay all reasonable costs and expenses incurred by Lender in connection with any designation or assignment under this Section 16.

17.                               GENERAL PROVISIONS.

17.1                        Effectiveness.  This Agreement shall be binding and deemed effective when executed by Borrower, each other Loan Party and Lender.

17.2                        Section Headings.  Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3                        Interpretation.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender or any Loan Party, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4                        Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5                        Debtor-Creditor Relationship.  The relationship between the Lender, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor.  Lender shall not have (and shall not be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between Lender, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

17.6                        Counterparts; Electronic Execution.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

17.7                        Revival and Reinstatement of Obligations.  If the incurrence or payment of the Obligations by any Loan Party or the transfer to Lender of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of the applicable Loan Parties automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made and all of Lender’s Liens in the Collateral shall be automatically reinstated without further action.

17.8                        Confidentiality.

(a)                                 Lender agrees that material, non-public information regarding the Loan Parties and their Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Lender in a confidential manner, and shall not be disclosed by Lender to Persons who are not parties to this Agreement, except:  (i) to attorneys for and other advisors, accountants, auditors, and consultants to Lender and to employees, directors and officers of Lender (the Persons in this clause (i), “Lender Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of Lender, provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.8, (iii) as may be required by regulatory authorities, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrower with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrower pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrower, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrower with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrower pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Lender or Lender Representatives), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement, provided that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information hereunder subject to the terms of this Section 17.8, (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; (x) to equity owners of each Loan Party and (xi) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.

(b)                                 Anything in this Agreement to the contrary notwithstanding, with the prior consent of Borrower (which consent will not be unreasonably withheld or delayed) Lender may use the name, logos, and other insignia of the Loan Parties and the Maximum Credit provided hereunder in any “tombstone” or comparable advertising, on its website or in other marketing materials of Lender.

17.9                        Lender Expenses.  Borrower and each other Loan Party agrees to pay the Lender Expenses on the earlier of (a) the first day of the month following the date on which such Lender Expenses were first incurred, or (b) the date on which demand therefor is made by Lender and Borrower and each other Loan Party agrees that its obligations contained in this Section 17.9 shall survive payment or satisfaction in full of all other Obligations.

17.10                 Setoff.  Lender may at any time, in its sole discretion and without demand or notice to anyone, setoff any liability owed to Borrower or any other Loan Party by Lender against any of the Obligations, whether or not due.

17.11                 Survival.  All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any of the Obligations is outstanding and unpaid or any Letter of Credit is outstanding and so long as the obligation of Lender to provide extensions of credit hereunder has not expired or been terminated.

17.12                 Patriot Act.  Lender hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act. In addition, if Lender is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for the Loan Parties, and (b) OFAC/PEP searches and customary individual background checks of the Loan Parties’ senior management and key principals, and Borrower agrees to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute Lender Expenses hereunder and be for the account of Borrower.

17.13                 Integration.  This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.  The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.

17.14                 Bank Product Providers.    Each Bank Product Provider shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Lender is acting.  Lender hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Lender as its agent and to have accepted the benefits of the Loan Documents; it being understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Lender and the right to share in payments and collections of the Collateral as more fully set forth herein and in the other Loan Documents. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Lender shall have the right, but shall have no obligation, to establish, maintain, relax, or release Reserves in respect of the Bank Product Obligations and that if Reserves are established there is no obligation on the part of Lender to determine or ensure whether the amount of any such Reserve is appropriate or not.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Bank Product Provider (other than Lender in its capacity as lender hereunder) shall have any voting or approval rights hereunder solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or any other Loan Party.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered under seal as of the date first above written.

BORROWER:

ROCKPILE ENERGY SERVICES, LLC

By:	/s/ James Evans
Name: James Evans
Title: Chief Financial Officer

[Credit and Security Agreement Signature Page]

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kevin Davidson
Name: Kevin Davidson
Title: Assistant Vice President — Relationship Manager

[Credit and Security Agreement Signature Page]

Schedule 1.1

TO CREDIT AND SECURITY AGREEMENT

a.              Definitions.  As used in this Agreement, the following terms shall have the following definitions:

“Account” means an account (as that term is defined in Article 9 of the Code).

“Account Debtor” means an account debtor (as that term is defined in the Code).

“Additional Documents” has the meaning specified therefor in Section 6.16.

“Advances” has the meaning specified therefor in Section 2.1(a).

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and Section 7.12: (a) any Person which owns directly or indirectly 35% or more of the Stock having ordinary voting power for the election of the board of directors or equivalent governing body of a Person or 35% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

“Agreement” means the Credit and Security Agreement to which this Schedule 1.1 is attached.

“Authorized Person” means any one of the individuals identified on Schedule A-2, as such schedule is updated from time to time by written notice from Borrower to Lender.

“Availability” means, as of any date of determination, the amount that Borrower is entitled to borrow as Advances under Section 2.1 (after giving effect to all then outstanding Advances).

“Bank Product” means any one or more of the following financial products or accommodations extended to Borrower or any of its Subsidiaries by a Bank Product Provider:  (a) commercial credit cards, (b) commercial credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including so-called “procurement cards” or “P-cards”), (f) Cash Management Services, or (g) transactions under Hedge Agreements.

“Bank Product Agreements” means those agreements entered into from time to time by Borrower or any of its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products, including all Cash Management Documents.

“Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Lender) to be held by Lender for the benefit of the Bank Product Provider in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Product Obligations (other than Hedge Obligations).

“Bank Product Obligations” means (a) all obligations, indebtedness, liabilities, reimbursement obligations, fees, or expenses owing by Borrower or any of its Subsidiaries to Lender or another Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, due, not due or to become due,  incurred in the past or now existing or hereafter arising, however arising and (b) all Hedge Obligations.

“Bank Product Provider” means Lender or any of its Affiliates that provide Bank Products to Borrower or any of its Subsidiaries.

“Bank Product Reserve Amount” means, as of any date of determination, the Dollar amount of reserves that Lender has determined it is necessary or appropriate to establish (based upon Lender’s reasonable determination of the credit and operating risk exposure to Borrower and its Subsidiaries in respect of Bank Product Obligations) in respect of Bank Products then provided or outstanding.

Schedule 1.1 - 1

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which Borrower or any of its Subsidiaries or ERISA Affiliates has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.

“Board of Directors” means the board of directors (or comparable managers) of Borrower or any other Loan Party or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Books” means books and records (including Borrower’s or any other Loan Party’s Records indicating, summarizing, or evidencing Borrower’s or such other Loan Party’s assets (including the Collateral) or liabilities, Borrower’s or such other Loan Party’s Records relating to Borrower’s or such other Loan Party’s business operations or financial condition, or Borrower’s or such other Loan Party’s Goods or General Intangibles related to such information).

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrowing” means a borrowing consisting of Advances (i) requested by Borrower, (ii) made automatically pursuant to Section 2.3(c) without the request of Borrower, (iii) made by Lender pursuant to Section 2.6(c), or (iv) a Protective Advance.

“Borrowing Base” means, as of any date of determination, the result of:

(a)                                 85% or such lesser percentage as Lender shall determine in its Permitted Discretion (less the amount, if any, of the Dilution Reserve, if applicable) of the amount of Eligible Accounts, plus

(b)                                 the lowest of

(i)                                     $2,750,000, or

(ii)                                  60% of the Value of Eligible Inventory, or

(iii)                               85% or such lesser percentage as Lender shall determine in its Permitted Discretion of the Net Orderly Liquidation Value of Eligible Inventory; minus

(c)                                  the aggregate amount of Reserves, if any, established by Lender.

“Borrowing Base Certificate” means a form of borrowing base certificate in form and substance acceptable to Lender.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close pursuant to the rules and regulations of the Federal Reserve System.

“CapEx Term Loan” shall mean each loan made by Lender to Borrower as provided for in Section 2.2(b) hereof.

“CapEx Term Loan Advance Period” shall have the meaning set forth in Section 2.2(b)(i) hereof.

“CapEx Term Loan Limit” shall mean $2,000,000.

“CapEx Term Loan Request” shall have the meaning set forth in Section 2.2(b)(iv)(A) hereof.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

Schedule 1.1 - 2

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having combined capital and surplus of not less than $250,000,000, but only so long as such certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances are not prohibited by Section 7.11(b), (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, but only so long as (in either case) such Deposit Accounts are not prohibited by Section 7.11(b), (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

“Cash Management Documents” means the agreements governing each of the Cash Management Services of Lender utilized by Borrower, which agreements shall currently include the Master Agreement for Treasury Management Services or other applicable treasury management services agreement, the “Acceptance of Services”, the “Service Description” governing each such treasury management service used by Borrower, and all replacement or successor agreements which govern such Cash Management Services of Lender.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant stored value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“Change of Control” means that (a) Parent fail to own and control, directly or indirectly, 65% of the Stock of Borrower having the right to vote for the election of members of the Board of Directors, (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) Borrower fails to own and control, directly or indirectly, 100% of the Stock of each Subsidiary Guarantor.

“Chattel Paper” means chattel paper (as that term is defined in the Code), and includes tangible chattel paper and electronic chattel paper.

“Closing Date” means the date of this Agreement.

“Code” means the Colorado Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Colorado, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.  To the extent that defined terms set forth herein shall have different meanings under different Articles under the Uniform Commercial Code, the meaning assigned to such defined term under Article 9 of the Uniform Commercial Code shall control.

“Collateral” means all of Borrower’s now owned or hereafter acquired:

(a)                                 Accounts;

(b)                                 Books;

Schedule 1.1 - 3

(c)                                  Chattel Paper;

(d)                                 Deposit Accounts;

(e)                                  each Deposit Account identified on Schedule 5.15 to the Information Certificate and each additional Deposit Account identified by Borrower from time to time in accordance with this Agreement and each other Deposit Account maintained by Borrower with Lender or any other financial institution, together with all subaccounts thereof and any duplicate, corollary or replacement account thereof, as each of the foregoing may be renewed, substituted, re-numbered or re-captioned from time to time;

(f)                                   Goods, including Equipment and Fixtures;

(g)                                  General Intangibles, including, without limitation, Intellectual Property and Intellectual Property Licenses;

(h)                                 Inventory;

(i)                                     Investment Related Property;

(j)                                    Negotiable Collateral;

(k)                                 Supporting Obligations;

(l)                                     Commercial Tort Claims;

(m)                             money, Cash Equivalents, or other assets that now or hereafter come into the possession, custody, or control of Lender (or its agent or designee);

(n)                                 Real Property Collateral; and

(o)                                 all of the proceeds (as such term is defined in the Code) and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, Fixtures, General Intangibles (including, without limitation, Intellectual Property and Intellectual Property Licenses), Inventory, Investment Related Property, Negotiable Collateral, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (collectively, the “Proceeds”).  Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to Borrower or Lender from time to time with respect to any of the Investment Related Property.  All Real Property (other than the Real Property Collateral) shall be deemed to be excluded as part of the Collateral.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Books, Equipment, Accounts or Inventory of any Loan Party or any of its Subsidiaries, in each case, in favor of Lender with respect to the Collateral at such premises or otherwise in the custody, control or possession of such lessor, warehouseman, processor, consignee or other Person and in form and substance reasonably satisfactory to Lender.

“Collection Account” means the Deposit Account identified on Schedule A-1.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance Proceeds, cash Proceeds of asset sales, rental Proceeds, and tax refunds).

“Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 5.6(d) to the Information Certificate.

Schedule 1.1 - 4

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 delivered by the finance and accounting manager (or other officer having substantially the same responsibilities and acceptable to Lender) of Borrower to Lender.

“Confidential Information” has the meaning specified therefor in Section 17.8.

“Continuing Director” means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date, and (b) any individual who becomes a member of the Board of Directors of Borrower after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by either the Permitted Holders or a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower and whose initial assumption of office resulted from such contest or the settlement thereof.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Lender, executed and delivered by a Loan Party or any Subsidiary of a Loan Party, Lender, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account) or issuer (with respect to uncertificated securities).

“Copyrights” means any and all rights in any works of authorship, including (i) copyrights and moral rights, (ii) copyright registrations and recordings thereof and all applications in connection therewith including those listed on Schedule 5.26(b) to the Information Certificate, (iii) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iv) the right to sue for past, present, and future infringements thereof, and (v) all of Borrower’s and each other Loan Party’s rights corresponding thereto throughout the world.

“Copyright Security Agreement” means each Copyright Security Agreement executed and delivered by Borrower or another Loan Party and Lender, in form and substance acceptable to Lender.

“Credit Facility” means the Revolving Credit Facility, the CapEx Term Loans and the Equipment Term Loan.

“Dacotah Bank” means Dacotah Bank, a South Dakota state bank.

“Dacotah Real Estate Term Loans” means, collectively, the term loans made by Dacotah Bank to Bakken Real Estate Development, LLC and described on Schedule 5.19 to the Information Certificate attached hereto and any Refinancings thereof, and each is a “Dacotah Real Estate Term Loan”.

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

“Daily Three Month LIBOR” means, for any day the rate per annum (rounded upward to the nearest whole 1/8th of 1%) for United States dollar deposits quoted by Lender for the purpose of calculating the effective Interest Rate for loans that reference Daily Three Month LIBOR as the Inter-Bank Market Offered Rate in effect from time to time for the 3 month delivery of funds in amounts approximately equal to the principal amount of such loans.  Borrower understands and agrees that Lender may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Lender in its discretion deems appropriate, including but not limited to the rate offered for U.S. dollar deposits on the London Inter-Bank Market.  When interest is determined in relation to Daily Three Month LIBOR, each change in the interest rate shall become effective each Business Day that Lender determines that Daily Three Month LIBOR has changed.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Designated Account” means the operating Deposit Account of Borrower at Lender identified on Schedule D-1.

Schedule 1.1 - 5

“Dilution” means, as of any date of determination, a percentage that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, deductions, or other dilutive items as determined by Lender with respect to Borrower’s Accounts, by (b) Borrower’s billings with respect to Accounts.

“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by 1 percentage point for each percentage point by which Dilution is in excess of 5%.

“Dollars” or “$” means United States dollars.

“EBITDA” means, with respect to any fiscal period, the consolidated net income (or loss) of Borrower and its Subsidiaries, minus (without duplication, and only to the extent not already deducted in determining the net income (or loss)) (i) non-cash extraordinary gains, (ii) lease payments pursuant to any sale-leaseback arrangement between Borrower and any Subsidiary, Parent or any Affiliate of Parent, (iii) interest income, (iv) non-operating non-cash income and (v) income tax benefits and (vi) decreases in any change in LIFO reserves, plus (a) the aggregate amount of all professional and other cash costs, expenses and fees incurred by Borrower in connection with entering into this Agreement during Borrower’s fiscal year ending January 31, 2014 in an amount not to exceed $450,000 in the aggregate in such fiscal year, (b) non-cash losses and expenses associated with equity incentive grants or plans, (c) non-cash extraordinary losses, (d) Interest Expense, (e) income tax expense, (f) depreciation and amortization, (g) increases in any change in LIFO reserves for such period, (i) one-time non-recurring or extraordinary cash charges incurred by Borrower during Borrower’s fiscal year ending January 31, 2014 to the extent such charges do not exceed $500,000 in the aggregate in such fiscal year, (j) non-operating non-cash expenses or losses, and (k) non-recurring costs incurred in Borrower’s fiscal year ending January 31, 2013 directly related to the startup of Borrower in an amount not to exceed $4,165,000 in the aggregate in such fiscal year, in each case, determined on a consolidated basis in accordance with GAAP.

“Eligible Accounts” means those Accounts created by Borrower in the ordinary course of its business, that arise out of Borrower’s sale of Goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Lender in Lender’s Permitted Discretion.  In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, credits and unapplied cash.  Eligible Accounts shall not include the following:

(a)                                 Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or within 60 days of the stated due date;

(b)                                 Accounts with selling terms of more than 60 days;

(c)                                  Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clauses (a) or (b) above or clauses (i) or (s) below;

(d)                                 Accounts with respect to which the Account Debtor is an Affiliate or agent of Borrower or an employee or agent of Borrower or any Affiliate of Borrower;

(e)                                  Accounts arising in a transaction wherein Goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, or any other terms by reason of which the payment by the Account Debtor may be conditional or contingent;

(f)                                   Accounts that are not payable in Dollars;

(g)                                  Accounts with respect to which the Account Debtor either (i) does not maintain an office in the United States or Canada (excluding the Province of Quebec), or (ii) is not organized under the laws of the United States or any state thereof or Canada (excluding the Province of Quebec), or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (x) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Lender (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender, (y) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Lender, or (z) the Account is guaranteed pursuant to an approved working capital guarantee from the Export-Import Bank of the United States in favor of Lender and acceptable to Lender in all respects;

(h)                                 Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has

Schedule 1.1 - 6

complied, to the reasonable satisfaction of Lender, with the Assignment of Claims Act, 31 USC §3727), or (ii) any state of the United States;

(i)                                     Accounts with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, a contra account or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, contra account or dispute;

(j)                                    That portion of Accounts which reflect a reasonable reserve for warranty claims or returns or amounts which are owed to account debtors, including those for rebates, allowances, co-op advertising, new store allowances or other deductions;

(k)                                 Accounts owing by a single Account Debtor or group of Affiliated Account Debtors whose total obligations owing to Borrower exceed forty percent (40%) of the aggregate amount of all Accounts, such percentage being subject to reduction if the creditworthiness of such Account Debtor deteriorates (or, if greater, the amount of all Accounts fully insured under a policy of credit insurance obtained by Borrower, satisfactory to Lender and assigned to Lender); provided, however, that up to $6,000,000 of Accounts owing by a single Account Debtor or group of Affiliated Account Debtors whose total obligations owing to Borrower exceed forty percent (40%) of the aggregate amount of all Accounts shall not be ineligible under this clause (k) so long as (i) such Accounts are not unpaid more than 45 days after original invoice date, and (ii) Lender has completed all diligence and obtained such information as Lender deems appropriate with respect to such Accounts and Account Debtors;

(l)                                     Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor;

(m)                             Accounts, the collection of which, Lender, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor’s financial condition;

(n)                                 Accounts representing credit card sales or “C.O.D.” sales;

(o)                                 Accounts that are not subject to a valid and perfected first priority Lien in favor of Lender or that are subject to any other Lien;

(p)                                 Accounts that consist of progress billings (such that the obligation of the Account Debtors with respect to such Accounts is conditioned upon Borrower’s satisfactory completion of any further performance under the agreement giving rise thereto) or retainage invoices;

(q)                                 Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity;

(r)                                    that portion of Accounts which represent finance charges, service charges related to billing, processing or similar administrative services, sales taxes or excise taxes;

(s)                                   that portion of Accounts which has been restructured, extended, amended or otherwise modified without Lender’s consent;

(t)                                    bill and hold invoices, except those with respect to which Lender shall have received an agreement in writing from the Account Debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the Account Debtor to take the Goods related thereto and pay such invoice, so long as such Accounts satisfy all other criteria for Eligible Accounts hereunder;

(u)                                 Accounts which have not been invoiced;

(v)                                 Accounts constituting (i) Proceeds of copyrightable material unless such copyrightable material shall have been registered with the United States Copyright Office, or (ii) Proceeds of patentable inventions unless such patentable inventions have been registered with the United States Patent and Trademark Office; and

(w)                               Accounts or that portion of Accounts otherwise deemed ineligible by Lender in its Permitted Discretion.

Any Accounts which are not Eligible Accounts shall nonetheless constitute Collateral.

Schedule 1.1 - 7

“Eligible Additional Equipment” shall mean any Equipment of Borrower which is in good order, repair, operating and marketable condition (ordinary wear and tear excepted) and in each case acceptable to Lender in its sole discretion, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Lender in Lender’s Permitted Discretion. In general, Eligible Additional Equipment shall not include:

(a)           Equipment at premises other than those owned or leased and controlled by Borrower, unless Borrower shall have complied in all respects with Section 6.14 and, as required by Section 6.14 or otherwise under this Agreement, Lender shall have entered into a Collateral Access Agreement with the owner or operator of such premises and shall have received such other documents, instruments and agreements as Lender may request;

(b)           Equipment subject to a security interest or Lien in favor of any Person other than Lender;

(c)           Equipment that is not subject to the first priority, valid and perfected security interest of Lender;

(d)           Equipment that is obsolete or not currently saleable or has been removed from service, or that is damaged or defective Equipment or Equipment not used or usable in the ordinary course of Borrower’s business as presently conducted; or

(e)           Equipment that is not covered by standard “all risk” hazard insurance for an amount equal to its replacement cost;

(f)            Equipment that requires proprietary software in order to operate in the manner in which it is intended when such software is not freely assignable to Lender or any potential purchaser of such Equipment;

(g)           Equipment consisting of computer hardware, software, tooling, or molds;

(h)           Equipment that is Eligible Equipment for purposes of the Equipment Term Loan; or

(i)            Equipment otherwise deemed unacceptable by Lender in its Permitted Discretion.

Any Equipment which is not Eligible Additional Equipment shall nonetheless constitute Collateral.

“Eligible Equipment” means Equipment of Borrower which is in good order, repair, operating and marketable condition (ordinary wear and tear excepted) and designated by Lender on the Closing Date as eligible and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Lender in Lender’s Permitted Discretion.  In general, Eligible Equipment shall not include:

(a)           Equipment at premises other than those owned or leased and controlled by Borrower, unless Borrower shall have complied in all respects with Section 6.14 and, as required by Section 6.14 or otherwise under this Agreement, Lender shall have entered into a Collateral Access Agreement with the owner or operator of such premises and shall have received such other documents, instruments and agreements as Lender may request;

(b)           Equipment that is subject to any security interest or Lien in favor of any Person other than Lender;

(c)           Equipment that is not subject to the first priority, valid and perfected security interest of Lender;

(d)           Equipment that is obsolete or not currently saleable or has been removed from service, or that is damaged or defective Equipment or Equipment not used or usable in the ordinary course of Borrower’s business as presently conducted;

(e)           Equipment that is not covered by standard “all risk” hazard insurance for an amount equal to its replacement cost;

(f)            Equipment that requires proprietary software in order to operate in the manner in which it is intended when such software is not freely assignable to Lender or any potential purchaser of such Equipment;

(g)           Equipment consisting of computer hardware, software, tooling, or molds; or

(h)           Equipment otherwise deemed unacceptable by Lender in its Permitted Discretion.

Schedule 1.1 - 8

Any Equipment which is not Eligible Equipment shall nonetheless constitute Collateral.

“Eligible Inventory” means Inventory consisting of raw materials and first quality finished goods held for sale in the ordinary course of Borrower’s business, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Lender in Lender’s Permitted Discretion.  An item of Inventory shall not be included in Eligible Inventory if:

(a)           Borrower does not have good, valid, and marketable title thereto;

(b)           it consists of work-in-process Inventory, components which are not part of finished goods, supplies used or consumed in Borrower’s business, or Goods that constitute spare parts, maintenance parts, packaging and shipping materials, or sample inventory or customer supplied parts or Inventory;

(c)           it consists of Inventory that is perishable or live or where less than 8 weeks remain until the Inventory’s stated expiration or “sell-by” or “use by” date;

(d)           Borrower does not have actual and exclusive possession thereof (either directly or through a bailee or agent of Borrower);

(e)           it is not located at one of the locations in the continental United States set forth on Schedule 5.29 to the Information Certificate;

(f)            it is stored at locations holding less than $250,000 of the aggregate value of Borrower’s Inventory;

(g)           it is in-transit to or from a location of Borrower, except that Inventory located on rail cars in transit shall not be excluded solely by reason of this paragraph (g) to the extent that the aggregate amount of such Inventory does not exceed $2,000,000;

(h)           it is located on real property leased by Borrower or in a contract warehouse, in each case, unless it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, and unless it is segregated or otherwise separately identifiable from Goods of others, if any, stored on the premises;

(i)            it is the subject of a bill of lading or other document of title;

(j)            it is on consignment from any consignor; or on consignment to any consignee or subject to any bailment unless the consignee or bailee has (i) executed an agreement with Lender, and (ii) provided evidence acceptable to Lender that Borrower has properly perfected a first priority security interest in such consigned Inventory and has properly notified in writing the other creditors of consignee who hold an interest in such Inventory of Borrower’s security interest in such Inventory, and (iii)  Borrower has taken such other actions with respect to such consigned Inventory as Lender may reasonably request;

(k)           it is not subject to a valid and perfected first priority Lender’s Lien;

(l)            it consists of goods (i) returned by Borrower’s customers, unless such goods have not yet been and will not be invoiced by Borrower to the customers making such returns, or (ii) rejected by Borrower’s customers;

(m)          it consists of Goods that are damaged, defective, obsolete or slow moving;

(n)           Inventory that Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor of such Inventory;

(o)           it consists of Goods that are restricted or controlled, or regulated items;

(p)           it consists of Goods that are bill and hold Goods;

(q)           it consists of damaged or defective Goods or “seconds”;

Schedule 1.1 - 9

(r)            it is subject to third party trademark, licensing or other proprietary rights, unless Lender is satisfied that such Inventory can be freely sold by Lender on and after the occurrence of an Event of Default despite such third party rights;

(s)            it is not subject to a recent appraisal received by Lender and upon which Lender may rely, with such most recent appraisal in form, scope, methodology and content acceptable to Lender;

(t)            it consists of customer-specific Inventory not supported by purchase orders; or

(u)           Inventory otherwise deemed ineligible by Lender in its Permitted Discretion.

Any Inventory which is not Eligible Inventory shall nonetheless constitute Collateral.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any Loan Party, any Subsidiary of a Loan Party, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Loan Party, any Subsidiary of a Loan Party, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Loan Party or any of its Subsidiaries, relating to the environment, the effect of the environment on employee health or safety, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the Code).

“Equipment Term Loan” has the meaning specified therefor in Section 2.2(a).

“Equipment Term Loan Amount” means $10,500,000.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Loan Party or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 and 430 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Loan Party or any of its Subsidiaries and whose employees are aggregated with the employees of a Loan Party or its Subsidiaries under IRC Section 414(o).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the

Schedule 1.1 - 10

determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the IRC or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

“Event of Default” has the meaning specified therefor in Section 9.

“Excess Availability” means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables and other obligations of Borrower and its Subsidiaries aged in excess of 30 days past due as of the end of the immediately preceding month (excluding all trade payables and other obligations owed to Affiliates of Borrower or its Subsidiaries), and all book overdrafts and fees of Borrower and its Subsidiaries, in each case as determined by Lender in its Permitted Discretion.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Excluded Taxes” means, with respect to Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder or under any other Loan Document, (i) income or franchise Taxes imposed on (or measured by) its net income by any jurisdiction (or political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in which it conducts or engages in business (except to the extent such recipient is deemed to conduct or engage in business in a jurisdiction solely as a result of such recipient or a related Person having executed, delivered or performed its obligations or received a payment under, or enforced, any of the Loan Documents), (ii) Other Connection Taxes (iii) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction (or political subdivision thereof) in which Borrower is located, (iv) in the case of a Foreign Person, any withholding Tax that is imposed on amounts payable to such Foreign Person at the time such Foreign Person acquires an interest in the Obligations (or designates a new lending office), except to the extent that such Foreign Person (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 16(a), (v) Taxes attributable to such recipient’s failure to comply with Section 16(e), and (vi) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Officers” means (a) with respect to Borrower, each officer of Borrower, (b) with respect to Parent, each officer of Parent, and (c) with respect to each other Loan Party and Subsidiary, each chief executive officer, chief financial officer and each secretary of such other Loan Party or Subsidiary.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the IRC.

“Fixed Charge Coverage Ratio” means, with respect to any fiscal period and with respect to Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, the ratio of (a) EBITDA for such period, minus (i) Non-Financed Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, and (ii) (A) cash taxes paid during such period, to the extent greater than zero, and (B) to the extent permitted under Section 7.9, Restricted Junior Payments declared and paid in cash in such period to satisfy any Pass-Through Tax Liabilities, to (b) Fixed Charges for such period.

“Fixed Charges” means, with respect to any fiscal period and with respect to Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) cash Interest Expense paid or scheduled to be paid during such period (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense), (b) principal payments paid in cash or scheduled to be paid in respect of Indebtedness during such period, including cash payments with respect to Capital Leases but excluding cash payments with respect to any leases related to any sale-leaseback arrangement between Borrower and any Subsidiary, Parent or any Affiliate of Parent and excluding principal payments made with respect to the Revolving Credit Facility and excluding payments of principal on the Dacotah Real Estate Term Loans made from the proceeds of any Refinancing of the Dacotah Real Estate Term Loans, and (c) all Restricted Junior Payments and other distributions paid in cash during such period, other than Restricted Junior Payments declared and paid in cash in such period to satisfy any Pass-Through Tax Liabilities in accordance with Section 7.9.

“Fixtures” means fixtures (as that term is defined in the Code).

“Foreign Person” means a Person that is not a U.S. Person.

“Funding Date” means the date on which a Borrowing occurs.

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“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied; provided, however, that all calculations relative to liabilities shall be made without giving effect to Statement of Financial Accounting Standards No. 159.

“General Intangibles” means general intangibles (as that term is defined in the Code), and includes payment intangibles, contract rights, rights to payment, rights under Hedge Agreements (including the right to receive payment on account of the termination (voluntarily or involuntarily) of any such Hedge Agreements), rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, Goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

“Goods” means goods (as that term is defined in the Code).

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Guarantors” means (a) Parent, (b) each Subsidiary of Borrower and (c) each other Person that is or becomes a guarantor of all or any portion of the Obligations after the Closing Date, and each of them is a “Guarantor”.

“Guaranty” means (a) the Parent Guaranty, (b) that certain Guaranty of even date herewith executed and delivered by each Subsidiary of Borrower in favor of Lender in form and substance satisfactory to Lender and (c) any other guaranty agreement delivered at any time by a Guarantor in favor of Lender, and all of such guaranties are, collectively, the “Guaranties”.

“Hard Costs” shall mean, with respect to the purchase by Borrower of an item of Eligible Additional Equipment, the net cash amount actually paid to acquire title to such item, net of all incentives, trade in allowances, discounts and rebates, and exclusive of freight, delivery charges, installation costs and charges, software costs, charges and fees, warranty costs, taxes, insurance and other incidental costs or expenses and all indirect costs or expenses of any kind.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

“Hedge Obligations” means any and all obligations or liabilities, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, due, not due or to become due, incurred in the past or now existing or hereafter arising, however arising of Borrower or any of its Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with Lender or another Bank Product Provider.

“Indebtedness” as to any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in

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accordance with customary trade practices), (f) all obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Prohibited Preferred Stock of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above.  For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets of such Person securing such obligation.

“Indemnified Liabilities” has the meaning specified therefor in Section 11.3.

“Indemnified Person” has the meaning specified therefor in Section 11.3.

“Indemnified Taxes” means Taxes other than (a) Excluded Taxes or (b) to the extent not otherwise described in clause (a), Other Taxes.

“Information Certificate” means the Information Certificate completed and executed by the Loan Parties attached hereto as Exhibit E.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, receiverships, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.

“Intellectual Property Licenses” means, with respect to any Person (the “Specified Party”), (i) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (ii) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (A) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to the Specified Party pursuant to end-user licenses), (B) the license agreements listed on Schedule 5.26(b) to the Information Certificate, and (C) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Lender’s rights under the Loan Documents.

“Interest Expense” means, for any period, the aggregate of the interest expense of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Interest Rate” means an interest rate equal to Daily Three Month LIBOR, which interest rate shall change whenever Daily Three Month LIBOR changes.

“Interest Rate Margin” means: (a) four and one-half of one percent (4.50%) with respect to the Equipment Term Loan, (b) four and one-half of one percent (4.50%) with respect to the CapEx Term Loans, (c) four percent (4%) with respect to Advances under the Revolving Credit Facility and all other Obligations (other than the Equipment Term Loan or the CapEx Term Loans or other than as otherwise expressly provided in any applicable Bank Product Agreement or in any Loan Document).

“Inventory” means inventory (as that term is defined in the Code).

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business not to exceed $100,000 in the aggregate during any fiscal year of Borrower, and (b) bona fide Accounts arising in the ordinary course of business), or acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business

Schedule 1.1 - 13

line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Investment Related Property” means any and all investment property (as that term is defined in the Code).

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

“Lender” has the meaning specified therefor in the preamble to this Agreement and its successors and assigns.

“Lender Expenses” means all (a) reasonable costs or expenses (including taxes, and insurance premiums) required to be paid by any Loan Party or any of its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by Lender, (b) reasonable out-of-pocket fees or charges paid or incurred by Lender in connection with Lender’s transactions with any Loan Party or any of its Subsidiaries under any of the Loan Documents, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, judgment lien, litigation, bankruptcy and Code searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation contained in this Agreement), real estate surveys, real estate title insurance policies and endorsements, and environmental audits, (c) Lender’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of Borrower (whether by wire transfer or otherwise), together with any out of pocket costs and expenses incurred in connection therewith, (d) out-of-pocket charges paid or incurred by Lender resulting from the dishonor of checks payable by or to any Loan Party, (e) reasonable out-of-pocket costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) fees and expenses to initiate electronic reporting by Borrower to Lender, (g) reasonable out-of-pocket examination fees and expenses (including reasonable travel, meals, and lodging) of Lender related to any inspections, examinations, audits or appraisals to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (h) reasonable out-of-pocket costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender’s relationship with any Loan Party or any of its Subsidiaries, (i) Lender’s reasonable costs and expenses (including reasonable attorneys fees) incurred in advising, structuring, drafting, reviewing, administering (including reasonable travel, meals, and lodging), or amending the Loan Documents, (j) Lender’s reasonable costs and expenses (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Loan Party or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral, and (k) usage charges, charges, fees, costs and expenses for amendments, renewals, extensions, transfers, or drawings from time to time imposed by Lender in respect of Letters of Credit and out-of-pocket charges, fees, costs and expenses paid or incurred by Lender in connection with the issuance, amendment, renewal, extension, or transfer of, or drawing under, any Letter of Credit or any demand for payment thereunder.

“Lender Representatives” has the meaning specified therefor in Section 17.8(a).

“Lender-Related Persons” means Lender, together with its Affiliates, officers, directors, employees, attorneys, and agents.

“Lender’s Liens” mean the Liens granted by Borrower and any other Loan Parties and their Subsidiaries to Lender under the Loan Documents.

“Letter of Credit” means a letter of credit (as that term is defined in the Code) issued by Lender.

“Letter of Credit Agreements” means a Letter of Credit Application, together with any and all related letter of credit agreements pursuant to which Lender agrees to issue, amend, or extend a Letter of Credit, or pursuant to which Borrower agrees to reimburse Lender for all Letter of Credit Disbursements, each such application and related agreement to be in the form specified by Lender from time to time.

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“Letter of Credit Application” means an application requesting Lender to issue, amend, or extend a Letter of Credit, each such application to be in the form specified by Lender from time to time.

“Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Lender, including provisions that specify that the Letter of Credit fee and all usage charges set forth in this Agreement and the Letter of Credit Agreements will continue to accrue while the Letters of Credit are outstanding) to be held by Lender for the benefit of Lender in an amount equal to 100% of the then existing Letter of Credit Usage, (b) delivering to Lender the original of each Letter of Credit, together with documentation executed by all beneficiaries under each Letter of Credit in form and substance acceptable to Lender terminating all of such beneficiaries’ rights under such Letters of Credit, or (c) providing Lender with a standby letter of credit, in form and substance reasonably satisfactory to Lender, from a commercial bank acceptable to Lender (in its sole discretion) in an amount equal to 100% of the then existing Letter of Credit Usage (it being understood that the Letter of Credit fee and all usage charges set forth in this Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).

“Letter of Credit Disbursement” means a payment made by Lender pursuant to a Letter of Credit.

“Letter of Credit Usage” means, as of any date of determination, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit, and (ii) the aggregate amount of outstanding reimbursement obligations with respect to Letters of Credit which remain unreimbursed or which have not been paid through an Advance under the Revolving Credit Facility.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Account” has the meaning specified therefor in Section 2.8.

“Loan Documents” means this Agreement, any Borrowing Base Certificate, the Control Agreements, the Cash Management Documents, any Copyright Security Agreements, the Guaranties, the Security Agreements, the Letters of Credit, the Patent and Trademark Security Agreement, any Mortgage, any note or notes executed by Borrower in connection with this Agreement and payable to Lender, any Letter of Credit Applications and other Letter of Credit Agreements entered into by Borrower in connection with this Agreement, and any other instrument or agreement entered into, now or in the future, by any Loan Party or any of its Subsidiaries and Lender in connection with this Agreement, but specifically excluding all Hedge Agreements.

“Loan Management Service” means Lender’s proprietary automated loan management program currently known as “Loan Manager” and any successor service or product of Lender which performs similar services.

“Loan Parties” means, collectively, Borrower and each Guarantor, and each of them are a “Loan Party”.

“Lockbox” means “Lockbox” as defined and described in the Cash Management Documents.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower and the Subsidiary Guarantors taken as a whole, (b) a material impairment of the ability of Borrower or any Subsidiary Guarantor to perform its obligations under the Loan Documents to which it is a party or of the Lender’s ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of Lender’s Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower or any Subsidiary Guarantor.

“Material Contract” means, with respect to any Person, (i) each contract or agreement listed on Schedule 5.17 to the Information Certificate, and (ii)  each contract or agreement to which such Person or any of its Subsidiaries is a party, the loss of which could reasonably be expected to result in a Material Adverse Change.

“Material Contract Reporting Date” means each of January 31 and July 31 in any year.

Schedule 1.1 - 15

“Maturity Date” has the meaning specified therefor in Section 2.9.

“Maximum Credit” means $20,000,000.

“Maximum Revolver Amount” means $7,500,000, as such amount may be decreased by permanent reductions from time to time made in accordance with Section 2.11.

“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.

“Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Loan Party or its Subsidiaries in favor of Lender, in form and substance reasonably satisfactory to Lender, that encumber all or any portion of any Real Property Collateral.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and documents (as each such term is defined in the Code).

“Net Orderly Liquidation Value” means, as to the Eligible Equipment, Eligible Additional Equipment and Eligible Inventory, at any time, the value of such Eligible Equipment, Eligible Additional Equipment or Eligible Inventory, as applicable, determined on an orderly liquidation basis, as set forth in the most recent acceptable appraisal received by Lender and upon which Lender may rely, net of all operating expenses and associated costs of such liquidation, such value to be as determined from time to time by an appraisal company selected or approved by Lender, with such most recent acceptable appraisal to be in form, scope, methodology and content acceptable to Lender.

“Non-Financed Capital Expenditures” means Capital Expenditures not financed (i) by the seller of the capital asset, (ii) by a third party lender, (iii) by means of the Equipment Term Loan or any CapEx Term Loan or (iv) by a capital contribution made to Borrower in cash for the specific purpose of financing such Capital Expenditures.  For purposes of determining the Fixed Charge Coverage Ratio of Borrower under this Agreement, (a) Non-Financed Capital Expenditures for the periods ended prior to or ending on June 30, 2012 shall be deemed to be $0 and (b) all Capital Expenditures of Borrower during the period July 1, 2012 through January 31, 2013 shall be deemed to be Non-Financed Capital Expenditures.

“Obligations” means (a) all loans (including the Equipment Term Loan, the CapEx Term Loans and the Advances), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to this Agreement), obligations (including indemnification obligations), fees, Lender Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Loan Party pursuant to or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, due, not due or to become due, sole, joint, several or joint and several, incurred in the past or now existing or hereafter arising, however arising, and including all interest not paid when due and all other expenses or other amounts that Borrower or any other Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations.  Any reference in this Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Connection Taxes” means, with respect to any payment to be made by or on account of any obligation of Borrower hereunder or under any other Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest

Schedule 1.1 - 16

under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Overadvance Amount” has the meaning specified therefor in Section 2.4(f).

“Parent” means Triangle Petroleum Corporation, a Delaware corporation.

“Parent Guaranty” means the Guaranty of even date herewith executed and delivered by Parent in favor of Lender, in form and substance acceptable to Lender.

“Pass-Through Tax Liabilities” means the amount of local, state and federal income tax paid or to be paid by the owner of any Stock in Borrower on taxable income earned by Borrower and attributable to such owner of Stock as a result of Borrower’s “pass-through” tax status, assuming the highest marginal income tax rate for federal and state (for the state or states in which any owner of Stock is liable for income taxes with respect to such income) income tax purposes, after taking into account any deduction for state income taxes in calculating the federal income tax liability and all other deductions, credits, deferrals and other reductions available to such owners of Stock from or through Borrower.

“Patents” means (i) the patents and patent applications listed on Schedule 5.26(b) to the Information Certificate, (ii) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iv) the right to sue for past, present, and future infringements thereof, and (v) all of each Loan Party’s rights corresponding thereto throughout the world.

“Patent and Trademark Security Agreement” means each Patent and Trademark Security Agreement executed and delivered by the applicable Loan Party in favor of Lender, in form and substance acceptable to Lender.

“Patriot Act” has the meaning specified therefor in Section 5.18 of Exhibit D to this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the IRC and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the IRC and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the IRC and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the IRC.

“Permitted Discretion” means a determination made in the exercise of the good faith judgment of Lender.

“Permitted Dispositions” means:

(a)           sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business or which is replaced by Equipment of equal suitability and value;

(b)           sales of Inventory to buyers in the ordinary course of business;

(c)           the granting of Permitted Liens;

(d)           the making of a Restricted Junior Payment that is expressly permitted to be made pursuant to this Agreement;

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(e)           the making of a Permitted Investment; and

(f)            so long as no Default or Event of Default has occurred and is outstanding, the compromise or settlement of receivables for less than the full amount thereof in the ordinary course of business.

“Permitted Indebtedness” means:

(a)           Indebtedness evidenced by this Agreement or the other Loan Documents;

(b)           Indebtedness set forth on Schedule 5.19 to the Information Certificate and any Refinancing Indebtedness in respect of such Indebtedness;

(c)           Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness;

(d)           endorsement of instruments or other payment items for deposit;

(e)           the incurrence by Borrower or its Subsidiaries of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with Borrower’s and its Subsidiaries’ operations and not for speculative purposes;

(f)            Indebtedness incurred in respect of Bank Products other than pursuant to Hedge Agreements;

(g)           Indebtedness constituting Permitted Investments;

(h)           Indebtedness owed by Borrower that has been subordinated to the Obligations pursuant to a subordination agreement in form and substance acceptable to Lender;

(i)            Indebtedness owed by Borrower that is (i) secured by assets of Borrower which do not constitute Collateral, (ii) incurred with Lender’s prior written consent and (iii) subject to an intercreditor agreement with Lender in form and substance acceptable to Lender;

(j)            any Indebtedness arising out of a sale-leaseback transaction specifically permitted under Section 7.12(c);

(k)           other unsecured Indebtedness not described in the foregoing clauses (a) through (j) which does not exceed $1,000,000 in the aggregate at any time outstanding.

“Permitted Investments” means:

(a)           Investments in cash and Cash Equivalents;

(b)           Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(c)           advances made in connection with purchases of Goods or services in the ordinary course of business;

(d)           Investments owned by Borrower or any of its Subsidiaries on the Closing Date and set forth on Schedule P-1;

(e)           Investments resulting from entering into (i) Bank Product Agreements, or (ii) agreements relative to Indebtedness that is permitted under clause (g) of the definition of Permitted Indebtedness;

(f)            (i) Investments by Borrower in any Subsidiary Guarantor, so long as such Subsidiary Guarantor is a wholly-owned Subsidiary of Borrower and the requirements of Section 6.15 have been satisfied with respect to such Subsidiary Guarantor, and (ii) Investments by any Subsidiary Guarantor in Borrower or any other Subsidiary Guarantor; and

Schedule 1.1 - 18

(g)           other Investments (including, without limitation, any Investments by Borrower in any other Loan Party) not described in the foregoing clauses (a) through (e) which do not exceed $1,000,000 in the aggregate in any fiscal year.

“Permitted Liens” means

(a)           Liens granted to, or for the benefit of, Lender to secure the Obligations;

(b)           Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Lender’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests;

(c)           judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 9.3;

(d)           Liens set forth on Schedule P-2; provided, however, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof;

(e)           the interests of lessors under operating leases and non-exclusive licensors under license agreements;

(f)            purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof;

(g)           Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness; and

(h)           materialmen’s, merchants’, carriers’, worker’s, repairer’s, landlord’s, warehouseman’s or other like Liens arising in the ordinary course of business to the extent not required to be paid by Section 6.5;

(i)            pledges or deposits to secure obligations under worker’s compensation laws, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business; and

(j)            Liens that secure Indebtedness permitted under clause (i) of the definition of “Permitted Indebtedness” or that cover Real Property not constituting Real Property Collateral and related to Indebtedness set forth on Schedule 5.19 to the Information Certificate.

“Permitted Preferred Stock” means and refers to any Preferred Stock issued by Borrower (and not by one or more of its Subsidiaries) that is not Prohibited Preferred Stock.

“Permitted Protest” means the right of Borrower or any other Loan Party or any of their respective Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on books and records of Borrower, such other Loan Party or such Subsidiary in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower, Loan Party or Subsidiary, as applicable, in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Lender’s Liens.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $3,500,000.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

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“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of Borrower or any of its Subsidiaries or any ERISA Affiliate or any such Plan to which any Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Preferred Stock” means, as applied to the Stock of any Person, the Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Stock of any other class of such Person.

“Prime Rate” means at any time the rate of interest most recently announced by Lender at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Lender’s base rates, and serves as the basis upon which effective rates of interest are calculated for those loans making reference to it, and is evidenced by its recording in such internal publication or publications as Lender may designate.  Each change in the rate of interest shall become effective on the date each Prime Rate change is announced by Lender.

“Proceeds” has the meaning specified therefor in the definition of “Collateral” set forth in Schedule 1.1.

“Prohibited Preferred Stock” means any Preferred Stock that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of shares of Preferred Stock of the same class and series payable in kind or dividends of shares of common stock) on or before a date that is less than 1 year after the Maturity Date, or, on or before the date that is less than 1 year after the Maturity Date, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of Preferred Stock of the same class and series or of shares of common stock).

“Projections” means Borrower’s forecasted (a) balance sheets, (b) profit and loss statements, (c) Availability projections, and (d) cash flow statements, all prepared on a basis consistent with Borrower’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Protective Advance” has the meaning specified therefor in Section 2.3(d).

“PTO” means the United States Patent and Trademark Office.

“Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by a Loan Party and the improvements thereto.

“Real Property Collateral” means the Real Property identified on Schedule R-1, if any.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:

(a)           such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,

(b)           such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of Lender,

(c)           if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness, and

Schedule 1.1 - 20

(d)           the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.

“Reserves” means, as of any date of determination, the sum of (a) an amount or percent of a specified item or category of items that Lender establishes from time to time in its reasonable discretion to reduce Availability under the Borrowing Base or the Maximum Revolver Amount to reflect (i) such matters, events, conditions, contingencies or risks which affect or which may reasonably be expected to affect the assets or business of Borrower, any other Loan Party or the Collateral or its value or the enforceability, perfection or priority of Lender’s Liens in the Collateral, or (ii) Lender’s judgment that any collateral report or financial information relating to Borrower or any other Loan Party delivered to Lender is incomplete, inaccurate or misleading in any material respect, plus (b) the Dilution Reserve and the Bank Product Reserve Amount.

“Restricted Junior Payment” means (a) any declaration or payment of any dividend or the making of any other payment or distribution on account of Stock issued by any Loan Party (including any payment in connection with any merger or consolidation involving any Loan Party) or to the direct or indirect holders of Stock issued by any Loan Party in their capacity as such (other than dividends or distributions payable in Stock (other than Prohibited Preferred Stock) issued by any Loan Party), or (b) any purchase, redemption, or other acquisition or retirement for value (including in connection with any merger or consolidation involving any Loan Party) of any Stock issued by any Loan Party.

“Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Advances, plus (b) the amount of the Letter of Credit Usage.

“Revolving Credit Facility” means the revolving line of credit facility described in Section 2.1 pursuant to which Lender provides Advances to Borrower and issues Letters of Credit for the account of Borrower.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

“S&P” has the meaning specified therefor in the definition of Cash Equivalents.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Securities Account” means a securities account (as that term is defined in the Code).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreement” means (a) that certain Security Agreement of even date herewith executed and delivered by each Guarantor in favor of Lender in form and substance satisfactory to Lender and (c) any other security agreement delivered at any time by a Guarantor or other Person in favor of Lender, and all of such security agreements are, collectively, the “Security Agreements”.

“Security Interest” has the meaning specified therefor in Section 3.1.

“Solvent” means, with respect to any Person on a particular date, that, (i) at fair valuations, the sum of such Person’s assets (and including as assets for this purpose all rights of subrogation, contribution or indemnification arising pursuant

Schedule 1.1 - 21

to any guarantees given by such Person) is greater than all of such Person’s debts and including subordinated and contingent liabilities computed at the amount which, such Person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability); and (ii) such Person is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof.

“Stock” means all shares, membership units, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.  Unless otherwise specified, “Subsidiary” means a Subsidiary of Borrower.

“Subsidiary Guarantors” means each Subsidiary of Borrower that is or becomes a guarantor of all or any portion of the Obligations, and each of them is a “Subsidiary Guarantor”.

“Subsidiary Guaranty” means the Guaranty of even date herewith executed and delivered by Subsidiary Guarantors in favor of Lender, in form and substance acceptable to Lender.

“Supporting Obligations” means supporting obligations (as such term is defined in the Code), and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Related Property.

“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments and all interest, penalties or similar liabilities with respect thereto.

“Termination Date” has the meaning specified therefor in Section 2.9.

“Trademarks” means (i)  any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications listed on Schedule 5.26(b) to the Information Certificate, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Loan Party’s business symbolized by the foregoing or connected therewith, and (vi) all of each Loan Party’s rights corresponding thereto throughout the world.

“Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (2007 Revision), effective July, 2007 International Chamber of Commerce Publication No. 600.

“United States” means the United States of America.

“Unused Amount” has the meaning specified therefor in Schedule 2.12 of this Agreement.

“URL” means “uniform resource locator,” an internet web address.

“U.S. Person” means any Person that is a “United States Person” as defined in IRC Section 7701(a)(30).

“Value” means, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in first-out basis in accordance with GAAP or (b) market value, provided that for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include:  (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Lender, if any.

“Voidable Transfer” has the meaning specified therefor in Section 17.7.

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b.             Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, however, that if Borrower notifies Lender that Borrower requests an amendment to any provision hereof to eliminate the effect of any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions) (an “Accounting Change”) occurring after the Closing Date, or in the application thereof (or if Lender notifies Borrower that Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Lender and Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lender and Borrower after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred.  Whenever used herein, the term “financial statements” shall include the footnotes and schedules thereto.  Whenever the term “Borrower” is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.

c.             Code.  Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.  The meaning of any term defined herein by reference to the Code will not be limited by reason of any limitation set forth on the scope of the Code, whether under Section 9-109 of the Code, by reason of federal preemption or otherwise.

d.             Construction.  Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.  Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in full in cash or immediately available funds (or, (a) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, and (b) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization) of all of the Obligations (including the payment of any Lender Expenses that have accrued irrespective of whether demand has been made therefor and the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements) other than unasserted contingent indemnification Obligations.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.  References herein to any statute or any provision thereof include such statute or provision (and all rules, regulations and interpretations thereunder) as amended, revised, re-enacted, and /or consolidated from time to time and any successor statute thereto.

e.             Schedules and Exhibits.  All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

Schedule 1.1 - 23